UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

June 7, 2013

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 24, 2013 at 11:00 a.m. (local time). The Arts Center doors will open at 10:30 a.m.

The Nazareth College Arts Center is located on the campus of Nazareth College in the Town of Pittsford, New York. Parking is available in Parking Lot A off South Campus Drive.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s Annual Report to stockholders, consisting of the Company’s 2013 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 28, 2013, that contains important business and financial information concerning the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS

Chairman of the Board

CONSTELLATION BRANDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 24, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of CONSTELLATION BRANDS, INC. (the “Company”) will be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 24, 2013 at 11:00 a.m. (local time) for the following purposes as more fully described in the attached Proxy Statement:

1.	To elect as directors of the Company the nominees named in the Proxy Statement;

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014;

3.	To approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

4.	To approve the amendment and restatement of the Company’s 1989 Employee Stock Purchase Plan; and

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 28, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Kindly sign, date and return the enclosed proxy card(s) in the postage-paid envelope provided or submit your proxy by telephone or via the Internet by following the instructions on your proxy card(s). This will allow your shares to be voted even if you cannot attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 7, 2013

i

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100

Victor, New York 14564

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Wednesday, July 24, 2013 at 11:00 a.m. (local time) in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618.

This Proxy Statement and the accompanying proxy card(s) are being mailed to stockholders beginning on or about June 17, 2013.

You may submit your proxy by properly executing and returning the accompanying proxy card(s) or by following the instructions on the accompanying proxy card(s) to submit your proxy by telephone or via the Internet. The shares represented by your proxy, if the proxy is properly submitted and not revoked, will be voted at the Meeting as directed by your proxy. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or by submitting a proxy bearing a later date by telephone, via the Internet or in writing. You may also revoke your proxy by voting in person at the Meeting.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you properly direct otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014 (Proposal 2), FOR the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed herein (Proposal 3), and FOR the approval of the amendment and restatement of the Company’s 1989 Employee Stock Purchase Plan (Proposal 4).

As of the close of business on May 28, 2013 (the “Record Date”), the outstanding common stock of the Company consisted of Class A Common Stock, par value $.01 per share (“Class A Stock”), Class B Common Stock, par value $.01 per share (“Class B Stock”), and Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”). Holders of Class 1 Stock have limited voting rights, and only holders of Class A Stock and Class B Stock are entitled to vote on Proposals 1 through 4 described in this Proxy Statement. As appropriate, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Class A Stock and a proxy card for Class B Stock must sign and return both proxy cards in accordance with their respective instructions or submit a proxy by telephone or via the Internet with respect to both Class A Stock and Class B Stock in order to ensure the voting of the shares of each class owned.

If your shares are owned directly in your name in an account with the Company’s stock transfer agent, Computershare Shareowner Services, you are considered the stockholder of record of those shares in your account. If your shares are held in an account with a broker or other nominee, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker or other nominee is considered the stockholder of record for those shares. As a beneficial owner, you have the right to instruct the broker or other nominee on how to vote those shares in your account.

If you are a stockholder of record, you may vote your shares of Class A Stock and/or Class B Stock at the Meeting by completing a ballot at the Meeting. If you are a beneficial stockholder and want to vote your shares of Class A Stock and/or Class B Stock in person at the Meeting, you must bring a signed legal proxy from your broker or other nominee giving you the right to vote the shares, which must be submitted with your ballot at the Meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2013

This Proxy Statement and the Company’s Annual Report to stockholders, consisting of the Company’s 2013 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 28, 2013, are available on the Investors page of our website at www.cbrands.com/investors.

VOTING SECURITIES

The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 164,764,401 shares of Class A Stock and 23,492,035 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder. Shares of Class 1 Stock have limited voting rights, and holders of Class 1 Stock are not entitled to vote on Proposals 1 through 4 described in this Proxy Statement.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 28, 2013, the Record Date for determining eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting. Except as otherwise required by Delaware law, the holders of Class A Stock and the holders of Class B Stock will vote together as a single class on all matters other than the election of directors as set forth below. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 164,764,401 votes at the Meeting and holders of Class B Stock are entitled to cast a total of 234,920,350 votes at the Meeting.

The holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock and Class B Stock, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. “Broker non-votes” occur when brokers or other nominees submit proxies relating to shares held in “street name” that they may vote with respect to at least one of, but not all, the matters to be considered at the Meeting because they have not received instructions from the respective beneficial owners of the shares. Shares with respect to which broker non-votes occur would be counted as shares present for purposes of determining whether a quorum is present at the Meeting. Under the rules of the New York Stock Exchange, brokers and nominees will not be permitted to vote with respect to Proposals 1, 3, or 4, without receiving direction from the beneficial owners of the Class A Stock or Class B Stock held by such broker or nominee; however, authorized brokers and nominees will be permitted to vote with respect to Proposal 2 without receiving such direction. Accordingly, the Company may receive broker non-votes with respect to Proposals 1, 3, or 4, but does not expect to receive broker non-votes with respect to Proposal 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s certificate of incorporation and based on the number of shares of Class A Stock and Class B Stock that were outstanding on the Record Date, the holders of Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of Class A Stock and Class B Stock, voting as a single class, are entitled to elect the remaining number of directors to be elected at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Since the Board nominated eleven (11) directors, the holders of Class A Stock will be entitled to elect three (3) directors and the holders of Class A Stock and Class B Stock, voting as a single class, will be entitled to elect eight (8) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes) will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014 (Proposal 2), the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal 3), and the approval of the amendment and restatement of the Company’s 1989 Employee Stock Purchase Plan (Proposal 4), each requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to these proposals, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of these votes.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 164,764,401 shares of Class A Stock, 23,492,035 shares of Class B Stock, and 37 shares of Class 1 Stock outstanding as of the close of business on May 28, 2013, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present, as of May 28, 2013, information regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of the Class A Stock or Class B Stock. Because many shares reported in the following tables are held by various Sands-related family partnerships, family trusts and a foundation in which more than one of the beneficial owners listed below serves as a partner, trustee, director or officer, many of those shares are reflected in the tables more than once. The information reported for the “stockholders group” in the tables and footnotes below effectively represents the aggregate shares beneficially owned by Robert and Richard Sands without counting any shares more than once. This stockholders group beneficially owns an aggregate of 32,345,203 shares of Class A Stock and Class B Stock. The outstanding shares included in this number represent approximately 16% of the combined outstanding Class A Stock and Class B Stock and approximately 59% of the combined voting power of the outstanding Class A Stock and Class B Stock when voting together as a single class. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

Class A Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class(1)
	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total Shares(1)
					Class A Only	If Class B Converted	Class A Only	If Class B Converted
Robert Sands	3,933,494(2)	153,234(3)	1,554,501(2)	2,072,654(3)	6,006,148	21,320,461	3.6%	11.8%
Richard Sands	3,717,500(4)	153,234(5)	1,383,598(4)	2,072,654(5)	5,790,154	21,110,108	3.5%	11.7%
Abigail Bennett	107,403	1,919,420(6)	107,403	4,667,804(7)	6,694,627	24,529,755	4.1%	13.4%
Zachary Stern	106,492	1,919,420(6)	106,492	—	2,025,912	8,021,256	1.2%	4.7%
CWC Partnership-I	—	768(8)	—	472,376(8)	472,376	6,571,456	0.3%	3.8%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—	768(9)	—	1,920,188(9)	1,920,188	8,582,900	1.2%	5.0%
Stockholders Group Pursuant to Section13(d)(3) of the Securities Exchange Act of 1934 (10)	—	7,804,228(10)	—	5,010,753(10)	9,723,648	32,345,203	5.8%	17.1%
FMR LLC 82 Devonshire Street Boston, MA 02109 (11)	819,774	—	11,366,506	—	11,366,506	NA	6.9%	NA
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (12)	271,215	—	9,229,765	256,035	9,485,800	NA	5.8%	NA

Class B Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership					Percent of Class
	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total
Robert Sands	7,301,601(2)	2,017,368(3)	1,381,709(2)	8,012,712(3)	15,314,313	65.2%
Richard Sands	7,307,242(4)	2,017,368(5)	1,387,350(4)	8,012,712(5)	15,319,954	65.2%
Abigail Bennett	—	5,995,344(6)	—	11,839,784(7)	17,835,128	75.9%
Zachary Stern	—	5,995,344(6)	—	—	5,995,344	25.5%
CWC Partnership-I	—	667,368(8)	—	6,099,080(8)	6,099,080	26.0%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—	667,368(9)	—	6,662,712(9)	6,662,712	28.4%
RES Business Holdings LP	—	5,300,000(13)	—	5,300,000(13)	5,300,000	22.6%
RES Business Management LLC	—	5,300,000(14)	—	5,300,000(14)	5,300,000	22.6%
RSS Business Holdings LP	—	5,300,000(15)	—	5,300,000(15)	5,300,000	22.6%
RSS Business Management LLC	—	5,300,000(16)	—	5,300,000(16)	5,300,000	22.6%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (10)	—	16,626,211(10)	—	10,781,771(10)	22,621,555	96.3%

(1)	The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 28, 2013 (the “Class 1 Option Shares”). These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose (i) include 918,693 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 28, 2013, and 154,728 shares of Class A Stock held by family limited liability companies of which Robert Sands is the general manager, and (ii) as noted in footnote (1), exclude 1,610,967 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Robert Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Robert Sands is the sole trustee, and the reported shares of Class A Stock and Class B Stock over which Robert Sands has the sole power to vote include, as applicable, 5,300,000 shares of Class B Stock held by RSS Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,617,115 shares of Class A Stock, representing 4.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 22,931,428 shares of Class A Stock, representing 12.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(3)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Robert Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 28,792 shares of Class A Stock owned by Mr. Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(4)

The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose (i) include 1,034,093 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 28, 2013, and (ii) as noted in footnote (1), exclude 1,983,971 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Richard Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Richard Sands is the sole trustee, and the reported shares of Class A Stock and Class B Stock over which Richard Sands has the sole power to vote include, as applicable, 5,300,000 shares of Class B Stock held by RES Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,774,125 shares of Class A Stock, representing 4.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 23,094,079 shares of Class A Stock, representing 12.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(5)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Richard Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 15,720 shares of Class A Stock owned by Mr. Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(6)	Abigail Bennett and Zachary Stern are the niece and nephew, respectively, of Robert Sands and Richard Sands. The amounts reflected as shares of Class A Stock and Class B Stock over which Ms. Bennett and Mr. Stern each have shared power to vote represent 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock held by CWC Partnership-I and 1,447,812 shares of Class A Stock and 563,632 shares of Class B Stock held by another family partnership. The reporting of such shares as beneficially owned by Ms. Bennett and Mr. Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. Ms. Bennett and Mr. Stern have shared voting power with respect to these shares pursuant to a Voting Agreement between the two partnerships that survives so long as either partnership owns any shares unless the agreement is otherwise terminated. Ms. Bennett and Mr. Stern must exercise such voting power jointly and were granted an irrevocable proxy enabling them to vote the shares directly. In the event of the death or incapacity of either of Ms. Bennett or Mr. Stern, the other would have the unilateral power to vote the shares. The Voting Agreement provides for the appointment of successor proxies and establishes mechanics for the voting of the shares in the event of a dispute between Ms. Bennett and Mr. Stern as to the voting of the shares.

(7)	The amount reflected as shares of Class A Stock and Class B Stock over which Abigail Bennett has the shared power to dispose includes 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by SER Business Holdings LP, 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by SSR Business Holdings LP, 5,300,000 shares of Class B Stock held by RES Business Holdings LP, and 5,300,000 shares of Class B Stock held by RSS Business Holdings LP. Ms. Bennett disclaims beneficial ownership with respect to all such shares.

(8)	CWC Partnership-I is a New York general partnership of which Robert Sands and Richard Sands are managing partners. The reported shares include 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by a partnership in which CWC Partnership-I is a partner. The reporting of such shares as beneficially owned by CWC Partnership-I shall not be construed as an admission that CWC Partnership-I is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands, the trust described in footnote (9) and the stockholders group described in footnote (10), and 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock included in the reported shares are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern.

(9)	The reported shares are directly or indirectly held by various family partnerships in which the trust is a partner. The reporting of these shares as beneficially owned by the trust shall not be construed as an admission that the trust is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands and the stockholders group described in footnote (10) and, of the reported shares, 1,919,420 shares of Class A Stock and 5,995,344 shares of Class B Stock are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern. In addition, the shares reported as beneficially owned by CWC Partnership-I are included in the reported shares.

(10)	The stockholders group, as reported, consists of Robert Sands, Richard Sands, CWC Partnership-I and another family partnership. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Robert Sands, Richard Sands, CWC Partnership-I, and the trust described in footnote (9) are included in the shares reported as beneficially owned by the stockholders group. If the shares of Class A Stock that can be received upon the conversion of Robert Sands’ and Richard Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the stockholders group, the stockholders group would beneficially own a total of (i) 13,318,586 shares of Class A Stock, representing 7.8% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were not converted, and (ii) 35,940,141 shares of Class A Stock, representing 18.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were converted. Certain shares of Class A Stock and Class B Stock were pledged as of May 28, 2013 as follows: (i) an aggregate of 8,168,694 shares of Class B Stock were pledged to a financial institution to secure obligations of a Sands family investment vehicle (the “Borrower”) under a credit facility, (ii) an aggregate of 5,000,000 shares of Class A Stock (which number includes 355,889 shares not reported as beneficially owned by the stockholders group) and 5,000,000 shares of Class B Stock were pledged to a second financial institution to secure obligations of the Borrower under a separate credit facility, (iii) an aggregate of 4,550,000 shares of Class B Stock were pledged to two additional financial institutions to secure obligations of the Borrower under a separate credit facility, (iv) an aggregate of 2,144,876 shares of Class A Stock were pledged to a fifth financial institution to secure obligations of the Borrower under a separate credit facility, and (v) an aggregate of 294,018 shares of Class B Stock were pledged to an affiliate of the second financial institution to secure a loan made by such affiliate to a third party in which Richard Sands has an economic interest. Except as noted above, all of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock and Class B Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.

(11)	Information concerning FMR LLC presented in the table is based solely on the information reported in Amendment 13 to the Schedule 13G of FMR LLC filed on May 10, 2013 (the “FMR Filing”). The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR LLC and Edward C. Johnson 3d. The FMR Filing indicates that each of FMR LLC and Mr. Johnson, through control over various entities, has sole dispositive power with respect to all 11,366,506 shares. The FMR Filing further indicates that FMR LLC has sole voting power with respect to 819,774 shares; however, the FMR Filing is internally inconsistent as to the number of shares with respect to which Mr. Johnson has sole voting power.

(12)	Information concerning The Vanguard Group, Inc. presented in the table is based solely on the information reported in Amendment 1 to the Schedule 13G of The Vanguard Group, Inc. filed on February 11, 2013.

(13)	The shares held by RES Business Holdings LP are included in the number of shares beneficially owned by Richard Sands, the stockholders group described in footnote (10), RES Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RES Business Holdings LP into Class A Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 3.1% of the outstanding Class A Stock after such conversion.

(14)	The amount reflected represents 5,300,000 shares of Class B Stock held by RES Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RES Business Management LLC into Class A Stock, RES Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 3.1% of the outstanding Class A Stock after such conversion.

(15)	The shares owned by RSS Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (10), RSS Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RSS Business Holdings LP into Class A Stock, RSS Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 3.1% of the outstanding Class A Stock after such conversion.

(16)	The amount reflected represents 5,300,000 shares of Class B Stock owned by RSS Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RSS Business Management LLC into Class A Stock, RSS Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 3.1% of the outstanding Class A Stock after such conversion.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established guidelines for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These guidelines for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied by the ownership of stock, vested stock options, unvested restricted stock, unvested RSUs, and unvested PSUs after the relevant performance period has been completed and the Human Resources Committee has certified the number of shares that will be issued upon satisfaction of the service requirement.

The guideline for non-management directors is the beneficial ownership of five (5) times the annual cash retainer fee paid to them. The guideline for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership guideline of six (6) times his annual base salary. Each of the other executive officers has a stock ownership guideline of three (3) times his annual base salary. As of February 28, 2013, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so.

The following table sets forth, as of May 28, 2013, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below) and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of either Class B Stock or Class 1 Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock(1)				Class B Stock		Class 1 Stock(1)
	Shares Beneficially Owned			Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Acquirable Within 60 Days(3)	Percent of Class Beneficially Owned(4)
	Outstanding Shares	Shares Acquirable Within 60 Days(2)	Total Shares
Robert Sands (5)	5,087,455	918,693	6,006,148	3.6%	15,314,313	65.2%	1,610,967	100.0%
Richard Sands (5)	4,756,061	1,034,093	5,790,154	3.5%	15,319,954	65.2%	1,983,971	100.0%
Robert Ryder	53,034	—	53,034	*(6)	—	*	561,768	100.0%
W. Keith Wilson	12,115	30,240	42,355	*(6)	—	*	127,793	100.0%
John A. (Jay) Wright	92,843	81,400	174,243	*(6)	—	*	195,819	100.0%
Jerry Fowden	13,912	—	13,912	*(6)	—	*	21,554	99.8%
Barry A. Fromberg	18,925	3,737	22,662	*(6)	—	*	42,824	99.9%
Robert L. Hanson	653	—	653	*(6)	—	*	—	0.0%
Jeananne K. Hauswald	18,417	9,049	27,466	*(6)	—	*	32,377	99.9%
James A. Locke III	39,171	9,049	48,220	*(6)(7)	264	*	42,824	99.9%
Judy A. Schmeling	653	—	653	*(6)	—	*	—	0.0%
Paul L. Smith (8)	21,027	—	21,027	*(6)	—	*	—	0.0%
Keith E.Wandell	5,205	—	5,205	*(6)	—	*	11,341	99.7%
Mark Zupan	20,161	—	20,161	*(6)	—	*	41,145	99.9%
All Executive Officers and Directors as a Group (17 persons) (9)	8,158,725	2,511,761	10,670,486	6.4%(9)	22,621,819	96.3%	4,856,565	100.0%

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)	The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares. These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 28, 2013 and, in connection with Mr. Wilson’s scheduled retirement, the acceleration of vesting of a performance share unit award, as further discussed in footnote (6) of the Outstanding Equity Awards at February 28, 2013 table in this Proxy Statement.

(3)	Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 28, 2013, including those that will vest upon Mr. Wilson’s retirement, which is scheduled for June 14, 2013, in accordance with the terms of the awards.

(4)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, the percentages reported with respect to Class 1 Stock are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Stock that can be purchased by exercising Class 1 Option Shares that are exercisable on or within sixty (60) days after May 28, 2013 by such director, executive officer or group, and (ii) the only outstanding shares of Class 1 Stock are the shares deemed to be held by such director, executive or group, as applicable, and the 37 shares of Class 1 Stock outstanding as of May 28, 2013. The high percentages reported for each director, executive and group are a function of the small number of shares of Class 1 Stock outstanding as of May 28, 2013 and this calculation methodology.

(5)	See tables and footnotes under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power and for the numbers and percentages of shares of Class A Stock that would be beneficially owned if Class 1 Option Shares were included in the number of shares of Class A Stock beneficially owned and assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 2,072,654 shares of Class A Stock and 8,012,712 shares of Class B Stock are included in the numbers reported by both Robert Sands and Richard Sands. Of the shares reported as beneficially owned by Robert Sands as of May 28, 2013, 4,380,305 shares of Class A Stock and 11,362,712 shares of Class B Stock were pledged, and of the shares reported as beneficially owned by Richard Sands as of May 28, 2013, 4,328,102 shares of Class A Stock and 11,662,712 shares of Class B Stock were pledged. Of the shares described as pledged in the preceding sentence, 1,919,420 shares of Class A Stock and 5,012,712 shares of Class B Stock are included in the shares reported as beneficially owned by both Robert Sands and Richard Sands. All of the shares described as pledged are pledged under the facilities described in footnote (10) to the table under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock.”

(6)	If the shares of Class A Stock that can be received upon the conversion of the named individual’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the individual, the individual would beneficially own the shares of Class A Stock as noted below, which for each individual represents less than one percent (1%) of the outstanding Class A Stock: Mr. Ryder – 614,802; Mr. Wilson – 170,148; Mr. Wright – 370,062; Mr. Fowden – 35,466; Mr. Fromberg – 65,486; Mr. Hanson – 653; Ms. Hauswald – 59,843; Mr. Locke – 91,044; Ms. Schmeling – 653; Mr. Smith – 21,027; Mr. Wandell – 16,546; and Mr. Zupan – 61,306.

(7)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 48,484 shares of Class A Stock (91,308 shares of Class A Stock if the shares of Class A Stock that can be received upon the conversion of Mr. Locke’s Class 1 Option Shares were included), representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(8)	Of the number of shares reported as beneficially owned by Mr. Smith, 19,535 shares of Class A Stock have been pledged. The amount reflected in the table above does not include 8,033 shares of Class A Stock owned by Mr. Smith’s spouse.

(9)

This group consists of our executive officers and directors as of May 28, 2013. Therefore, William F. Hackett, who became an executive officer of the Company on June 7, 2013, is not included in this group. Assuming the conversion into Class A Stock of a total of 22,621,819 shares of Class B Stock beneficially owned by the executive officers and directors as of May 28, 2013 as a group, this group would beneficially own 33,292,305 shares of Class A Stock, representing 17.5% of the outstanding Class A Stock after such conversion. If the shares of Class A Stock that can be received upon the conversion of this group’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by this group of executive officers and directors, this group would beneficially own (i) 15,527,051 shares of Class A Stock, representing 9.0% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were not converted, and (ii) 38,148,870 shares of Class A Stock, representing 19.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were converted.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers and their terms of office can be found in Part I of our Annual Report on Form 10-K for the fiscal year ended February 28, 2013 (the “2013 Form 10-K”). Subsequent to the filing of the 2013 Form 10-K, the following changes have occurred.

The Board elected Thomas M. Kane, age 52, to the position of Executive Vice President and Chief Human Resources Officer, effective as of May 20, 2013. Mr. Kane served as Senior Vice President, Human Resources at Armstrong World Industries, Inc., a designer and manufacturer of floors and ceilings, from August 2010 until May 2013, and assumed responsibility for Government Relations at Armstrong in February 2012. He served as Armstrong’s Chief Compliance Officer from February 2011 to February 2012. Prior to joining Armstrong, Mr. Kane served as Global Vice President, Human Resources for Black & Decker Power Tools, a manufacturer of power and hand tools, from 2002 to 2010. From 1999 to 2002, Mr. Kane served as Global Human Resources Leader for GE Specialty Materials in Waterford, New York, a manufacturer of silicone products.

The Board elected William F. Hackett, age 61, to the position of Executive Vice President and President, Crown Imports, effective as of June 7, 2013. In addition to his new role with the Company, Mr. Hackett continues to serve as President of Crown Imports LLC, which as of June 7, 2013 is an indirect, wholly-owned subsidiary of the Company. Mr. Hackett has served as President of Crown Imports LLC since January 2007 at which time that entity commenced as a joint venture between the Company and Grupo Modelo, S.A.B. de C.V. Prior to that, Mr. Hackett served as President of Barton Beers, Ltd., an indirect, wholly-owned subsidiary of the Company, from 1993 until January 2007.

During all of fiscal 2013 (ending on February 28, 2013) and until June 7, 2013, John A. (Jay) Wright served as our Executive Vice President and Chief Operating Officer. Since June 7, 2013, Mr. Wright has been serving as Executive Vice President and as President of our Wine & Spirits Division.

During all of fiscal 2013 and until May 20, 2013, W. Keith Wilson served as our Chief Human Resources and Administrative Officer (in addition to his role as Executive Vice President). Mr. Wilson will continue to serve as Executive Vice President until his retirement, which is scheduled to occur on June 14, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Note Regarding Our Fiscal Years

Our fiscal year ends on the last day of February of each calendar year. Throughout this Proxy Statement, fiscal years are referred to by the calendar year in which a fiscal year ends. For example, the fiscal year beginning March 1, 2012 and ending February 28, 2013, which is the primary focus of this Compensation Discussion and Analysis, is referred to as “fiscal 2013.”

Executive Summary

Business Highlights

In fiscal 2013, we first announced plans for one of the most transformational and important transactions in our history, our recent beer business acquisitions. Through our completion of these beer business acquisitions in June 2013, we have accomplished the following:

•

We have become the sole owner of Crown Imports LLC. Prior to our sole ownership, Crown Imports LLC was a joint venture owned equally by us and Grupo Modelo, S.A.B. de C.V., or Modelo, which imported, marketed and sold primarily Modelo’s Mexican beer portfolio in the U.S. and Guam on an exclusive basis.

•

We acquired perpetual rights to produce in Mexico (or worldwide under certain circumstances) and exclusively import, market and sell in the U.S. and Guam the Modelo brands previously sold by Crown Imports LLC and certain extensions. These acquired Modelo brands include Corona Extra, Corona Light, Modelo Especial, Pacifico, Negra Modelo, and Victoria.

•

We own independent brewing operations in Mexico which, when fully expanded over time, we expect will be able to supply all of our projected needs for supply of the acquired Modelo brands in the U.S. marketplace.

In terms of business results, we surpassed key operating plan goals for fiscal 2013 in terms of comparable earnings before interest and taxes, or EBIT, net sales, and free cash flow, or FCF. As discussed further in this Compensation Discussion and Analysis, our performance with respect to these three key metrics positively affected the short-term bonus payments of our named executive officers.

Compensation and Pay-for-Performance Overview

The focus of this Compensation Discussion and Analysis is the compensation paid to or earned by our named executive officers during fiscal 2013: Robert Sands, our President and Chief Executive Officer; Richard Sands, our Chairman of the Board; Robert Ryder, our Executive Vice President and Chief Financial Officer; John A. (Jay) Wright, our Executive Vice President and Chief Operating Officer; and W. Keith Wilson, our Executive Vice President, Chief Human Resources and Administrative Officer.

Our executive compensation program consists of base salary, short-term bonuses, long-term equity-based incentives, and perquisites and other benefits. Through short-term bonuses and long-term equity-based compensation opportunities, the compensation of our named executive officers varies with and is tied directly to the performance of our Company and its Class A Stock. We believe these attributes provide a strong link between executive compensation and the performance of our Company.

During fiscal 2013, the Human Resources Committee of our Board of Directors, or the Committee, made a number of revisions to the executive compensation program to further enhance our pay-for-performance philosophy. These modifications were as follows:

•	further diversifying the short-term bonus program and focusing management on growing our market share by adding net sales to the other factors considered when calculating bonuses;

•	widening the above target performance grids for comparable EBIT and net sales to make it more difficult for executive officers to achieve short-term bonus awards significantly above target;

•

tying the vesting of fiscal 2013 performance share units, or PSUs, to relative stock price performance compared to companies in the S&P 500 Index and fiscal 2014 PSUs to total stockholder return, or TSR, compared to companies in the S&P 500 Index instead of using an internal performance measure for these awards; and

•

enhancing the long-term focus of our equity awards by switching from a one-year performance period for PSUs awarded during fiscal 2012 to a three-year performance period for PSUs awarded during fiscal 2013 and 2014.

Key Executive Compensation Actions During Fiscal 2013

Base Salaries: In setting fiscal 2013 base salaries, the Committee approved increases of 2.5% over the base salary rate in effect at the end of fiscal 2012 for each of our named executive officers. These increases are believed to be in line with the market.

Short-Term Cash Bonus Structure: At the beginning of fiscal 2013, the Committee made a number of important decisions regarding the fiscal 2013 bonus program structure:

•	confirming target bonus payment levels of 120% of salary for the Chief Executive Officer and the Chairman and 70% of salary for other named executive officers;

•	approving the addition of net sales, along with comparable EBIT and FCF, as the expected means of determining cash bonus payments;

•	approving the addition of a requirement that at least threshold comparable EBIT performance be achieved in order for the approval of any fiscal 2013 bonus payout to our named executive officers; and

•	changing the program to make it more difficult to achieve a bonus significantly in excess of target.

Short-Term Cash Bonus Results: After the conclusion of fiscal 2013, the Committee reviewed our performance and approved cash bonus payments to our named executive officers. Based on our fiscal 2013 results, the cash bonus awards represented payments at approximately 115% of the target award levels the Committee set for the named executive officers as summarized in the table below:

$ in Millions	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Fiscal 2013 Results	Resulting Bonus Payout Factor	Resulting Weighted Payout as a Percentage of Each Executive’s Target Bonus
Comparable EBIT	40%	$757.1	$787.5	$868.2	$790.8	1.08	43.2%
Net Sales	40%	$2,675.9	$2,783.0	$3,075.1	$2,796.1	1.07	42.8%
FCF	20%	$375.0	$450.0	$550.0	$494.2	1.44	28.8%
Total							114.8%

Long-Term Equity-Based Incentives: The Committee granted all of our named executive officers (except for our Chairman of the Board) a combination of PSUs, restricted stock units, or

RSUs, and stock options. Our Chairman received all of his equity awards in the form of stock options. The Committee granted these awards in order to directly link the value of compensation earned by our named executive officers to stockholder value creation and to align the interests of our officers with those of our stockholders.

As compared to fiscal 2012 award levels, the Committee reduced stock option awards by approximately 10% for all named executive officers, except for our Chairman whose stock option award was reduced by approximately 5% due to the fact that he receives his entire annual equity award in the form of stock options. The Committee implemented these changes in connection with a larger review of equity award levels in the U.S.

Instead of granting restricted stock as it had in prior years, the Committee decided to grant RSUs to named executive officers, other than our Chairman. While restricted stock involves the issuance of actual shares on the grant date which are then released to the recipient upon vesting, RSUs do not involve the issuance of any shares of stock until vesting occurs. The change from restricted stock to RSUs will utilize fewer shares, simplify the payment of taxes by executives, and is consistent with the types of restricted equity awards we grant to non-executives.

Prior to fiscal 2013, the Committee used earnings per share, or EPS, as the performance measure for PSUs. In April 2013, the Committee reviewed our EPS results for the fiscal 2013 period for purposes of certifying performance pursuant to our fiscal 2011 PSU awards and certified achievement at 200% of the target award levels set by the Committee at the time of grant. Payouts of these awards, less the amount of an interim payout on May 1, 2011, occurred after a service vesting date of May 1, 2013.

While the Committee again granted PSUs to all named executive officers (except for our Chairman) in fiscal 2013, the Committee decided to tie the vesting levels of these awards to our stock price appreciation during fiscal 2013-2015 relative to the companies included in the S&P 500 Index. The Committee believed this change further enhanced the linkage between executive compensation and stockholder value creation. Any payouts of the fiscal 2013 PSUs will be conditioned on the satisfaction of a service vesting requirement, generally requiring continued service with us until May 1, 2015.

Peer Group Revisions: In light of the expected revenue growth associated with the then-proposed purchase of the remaining 50% stake in Crown Imports LLC, the Committee undertook, with the assistance of its independent compensation consultant, a review of the composition of our compensation peer group. At the conclusion of this review in January 2013, the Committee approved, contingent upon the closing of the Crown Imports acquisition, a revised peer group selected from companies involved with managing and marketing premium brands and having gross revenues generally between 0.5 and 2.5 times those of the Company. The revised peer group includes four new companies – Colgate-Palmolive Company, General Mills, Inc., Kellogg Company, and Reynolds American Inc. – and removes two companies – Revlon, Inc. and Church & Dwight Co., Inc. – as compared to the previous compensation peer group.

Key Executive Compensation Changes for Fiscal 2014

Base Salaries: Each named executive officer received an increase to his base salary which, during fiscal 2014, will approximate 2.5%. These increases are believed to be in line with the market.

Long-Term Equity-Based Incentive Award Changes: In fiscal 2014, the Committee granted all of our named executive officers (except for our Chairman of the Board and our Chief Human Resources and Administrative Officer) a combination of PSUs, RSUs, and stock options. For these individuals, the Committee recalibrated the equity awards for named executive officers so that the value of fiscal 2014 awards as a percentage of each officer’s salary approximated the value of fiscal 2013 equity awards at time of grant and was distributed 50% in stock options, 25% in RSUs and 25% in PSUs, in each case with stock options valued on a Black-Scholes valuation, RSUs valued at face value and PSUs valued at face value of the target award.

Equity awards for our Chairman were granted entirely in the form of stock options. The Committee did not award new equity awards to our Chief Human Resources and Administrative Officer due to his previously announced retirement from the Company in June 2013, but the Committee instead decided to accelerate the vesting, effective upon his retirement, of his fiscal 2012 PSU award.

With respect to fiscal 2014 PSU awards, the Committee decided to slightly revise the basis for the vesting of these awards. Specifically, while the vesting of fiscal 2013 PSU awards is based upon our stock price appreciation relative to the companies included in the S&P 500 Index, the Committee decided to base the vesting of fiscal 2014 PSU awards upon our total stockholder return, or TSR, relative to companies included in the S&P 500 Index. TSR is a more widely used metric and takes into account the return to stockholders based upon stock price appreciation and dividends. TSR was added to the list of approved performance measures in the Company’s Long-Term Stock Incentive Plan when stockholders approved revisions to that plan in July 2012.

2012 Say-on-Pay Vote

At the 2012 Annual Meeting of Stockholders, we conducted a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the 2012 Proxy Statement. Stockholders approved our named executive officer compensation at that time, with more than 97% of the vote being cast in favor of approval. The Committee did review the results of this vote. However, the adjustments to our executive compensation program described in this Compensation Discussion and Analysis were not made by the Committee in response to the 2012 stockholder vote.

Philosophy and Objectives

We operate in a highly competitive, complex and international business environment. The ability to attract, motivate and retain employees throughout the organization is critical to our long-term success. Accordingly, the objective of our executive compensation program is to attract, motivate and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry with a comparable business model.

The compensation program for our named executive officers consists of fixed compensation (base salary), variable compensation (cash bonus payments and equity awards), and certain perquisites and other benefits. We have designed the elements of executive compensation to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

We feel the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic imperatives and with our performance. We believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in our more successful periods and lower compensation during less successful periods.

How Executive Compensation is Established

The Committee discharges the Board’s responsibilities relating to executive compensation, including the annual review and approval of named executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President and Chief Human Resources and Administrative Officer, make recommendations and provide information to, and answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation during each fiscal year.

Independent Compensation Consultant

Since August 2008, the Committee has engaged Towers Watson to serve as its independent compensation consultant. In this role, Towers Watson assists with the Committee’s review and analysis of executive compensation and provides data and advice on matters relating to executive officer compensation. Towers Watson also serves as the independent compensation consultant to the Corporate Governance Committee of the Board concerning compensation of the non-management directors. The Committee periodically considers the independence of its compensation consultant and has not identified any conflicts of interest regarding the services of the consultant or the consultant’s employees.

Peer Group

In making its executive compensation decisions, the Committee evaluates each element of our executive compensation program. Its evaluation may include comparing our practices against those of a specific peer group of consumer products companies. In establishing this peer group, the Committee worked with its independent compensation consultant and sought to ensure that the group consisted of companies of appropriate size, type and complexity by reviewing metrics such as gross revenues (targeting companies between 0.5 and 2.5 times those of the Company) and margin structure. The Committee determined that the inclusion of a pro rata share of the revenues of our domestic and international joint ventures was appropriate for the purpose of determining the composition of the peer group. To the extent possible, the Committee also sought to include a number of peers from the beverage alcohol industry.

The peer group considered by the Committee for its key fiscal 2013 named executive officer compensation decisions (including prior to setting base salaries, short-term incentive targets and equity grants for fiscal 2013) consisted of the following companies:

• Beam Inc.	• Harley-Davidson, Inc.
• Brown-Forman Corporation	• H. J. Heinz Company
• Campbell Soup Company	• Hershey Company (The)
• Church & Dwight Co., Inc.	• Lorillard, Inc.
• Clorox Company (The)	• McCormick & Company, Incorporated
• Coach, Inc.	• Mead Johnson Nutrition Company
• Diageo plc	• Molson Coors Brewing Company
• Dr Pepper Snapple Group, Inc.	• Ralph Lauren Corporation
• Energizer Holdings, Inc.	• Revlon, Inc.
• Estée Lauder Companies Inc. (The)	• J. M. Smucker Company (The)

In January 2013, the Committee considered whether it should make changes to the composition of our peer group in light of the expected revenue growth associated with the planned acquisition of the remaining 50% of our Crown Imports LLC joint venture. After a review which included the advice of the Committee’s independent compensation consultant, the Committee established the revised peer group of companies listed below. Effective as of the closing of the Crown Imports acquisition, the following companies now comprise our executive compensation peer group:

• Beam Inc.	• Harley-Davidson, Inc.
• Brown-Forman Corporation	• H. J. Heinz Company
• Campbell Soup Company	• Hershey Company (The)
• Clorox Company (The)	• Kellogg Company
• Coach, Inc.	• Lorillard, Inc.
• Colgate-Palmolive Company	• McCormick & Company, Incorporated
• Diageo plc	• Mead Johnson Nutrition Company
• Dr Pepper Snapple Group, Inc.	• Molson Coors Brewing Company
• Energizer Holdings, Inc.	• Ralph Lauren Corporation
• Estée Lauder Companies Inc. (The)	• Reynolds American Inc.
• General Mills, Inc.	• J. M. Smucker Company (The)

In addition to its review of peer group executive compensation data, the Committee may receive general executive compensation survey data when insufficient peer group data is available for a specific executive position or as another means of performing market checks on its overall compensation program or the individual components thereof. This information helps ensure that the Committee makes well-informed decisions regarding executive compensation matters. Throughout this Compensation Discussion and Analysis, the peer group and other survey data is sometimes referred to as applicable market data.

Compensation of Named Executive Officers (other than the Chairman of the Board)

The Committee reviews the executive compensation program on an annual basis with awards and adjustments being made each April. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. In making these determinations, the Committee may consider our performance, the performance of our named executive officers, executive compensation information from its independent compensation consultant, and recommendations from management. The Committee also annually reviews tally sheets comparing current and proposed base salaries, short-term cash bonus awards, and long-term equity-based incentive awards.

The Committee generally believes that the amount of target cash compensation awarded to our named executive officers should approximate the midpoint of that of our peer group companies. In order to align the interests of our named executive officers with those of our stockholders, the Committee allocates a majority of the annual compensation opportunity for our named executive officers to performance-based awards in the form of short-term cash bonuses and long-term equity-based incentive awards. However, other than the fact that cash bonuses and equity grants are based upon base salary amounts, the Committee does not have a policy regarding the specific allocation of compensation between short-term and long-term compensation or between cash and non-cash compensation.

The Committee places an emphasis on long-term equity-based incentive awards in our executive compensation program, and on stock options and PSUs in particular, as it believes this causes executives to focus on long-term stockholder value creation. With respect to stock options, for example, named executive officers will only realize compensation from these awards to the extent our stock price appreciates. During fiscal 2013, the Committee reconsidered equity award levels as part of a larger review of equity-based compensation within our U.S. organization. In connection with that review, the Committee reduced stock option award levels in fiscal 2013 for our named executive officers. After this reduction in stock option awards, the Committee allocated equity compensation value to our named executive officers (other than the Chairman of the Board) on the following basis (with stock options valued on a Black-Scholes valuation, RSUs valued at face value, and PSUs valued at face value of the target award) – approximately 44% in options, 28% in RSUs and 28% in PSUs for our President and Chief Executive Officer and approximately 50% in options, 25% in RSUs and 25% in PSUs for our other named executive officers. For fiscal 2013, these equity grants generally approximated the 50th percentile of the applicable market data for our President and Chief Executive officer, were positioned between the 50th and 75th percentile for our Chief Financial Officer and Chief Operating Officer, and were positioned above the 75th percentile for our Chief Human Resources and Administrative Officer.

Compensation of the Chairman of the Board

Prior to July 2007, Richard Sands served as our Chairman of the Board and Chief Executive Officer. He transitioned from the role of Chief Executive Officer in July 2007 and has remained our Chairman of the Board and a member of management since that time.

Since fiscal 2011, the Committee has determined that the total direct compensation opportunity (that is, salary, potential bonus at target level, and equity awards) for the Chairman of the Board should approximate 85% of the Chief Executive Officer’s total direct compensation opportunity. The Committee received data from its independent compensation consultant indicating that this level of compensation approximates the median of the applicable market data. Since fiscal 2013, the Committee also determined that Mr. Richard Sands should receive all of his equity awards in the form of stock options since this form of equity award provides a stronger link to the creation of long-term stockholder value than restricted stock or PSUs based on EPS performance.

Elements of Compensation and Analysis of Compensation Decisions

The elements of compensation for our named executive officers consist of the following:

•	base salary;
•	short-term cash bonus awards;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

Pay Mix

The Committee believes that a significant portion of each named executive officer’s compensation opportunity should be at risk in order to align the interests of our officers with those of our stockholders. As shown below, approximately 76% to 83% of our named executive officers’ total annual compensation opportunity is at risk and dependent on our performance results since it is received in the form of short-term cash bonus incentives and long-term equity-based incentives.

Fiscal 2013 Named Executive Officer Pay Mix

(Excluding Chairman of the Board)

Base Salary

The Committee considers base salary adjustments on an annual basis as part of its comprehensive review of executive compensation matters, usually in April. In April 2012, the Committee approved a 2.5% increase over the base salary rate in effect at the end of fiscal 2012 for each named executive officer based on the Committee’s consideration of market practices and our performance. Salaries for our named executive officers for fiscal 2013 appear in the Summary Compensation Table below. In April 2013, the Committee awarded each named executive officer a salary increase, which will approximate 2.5% during fiscal 2014, after considering market practices and our performance. The Committee may also approve other salary adjustments for a named executive officer in the event of a promotion or other significant change in responsibilities; however, no such other adjustments occurred during fiscal 2013.

We set base salary levels for our named executive officers to provide current compensation for their day-to-day services during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. We generally seek to pay our named executive officers base compensation near the 50th percentile suggested by the applicable market data.

The Committee may decide, however, to set an individual executive’s salary at an amount above or below this level. These variations may occur due to reasons such as the specific expertise of an executive, the complexity or criticality of the business managed by the executive, an executive’s tenure in the role, changes in job duties, and concerns regarding internal pay equity.

Short-Term Cash Bonus Awards

Our named executive officers have the opportunity to earn short-term cash bonuses based on Company performance. The Committee views these bonuses as an integral element of the entire compensation package.

Annual Management Incentive Plan – Fiscal 2013

Our Annual Management Incentive Plan, or AMIP, serves as the primary mechanism for awarding short-term performance-based incentive bonuses. The Committee administers an annual program under the plan in order to accomplish the following objectives:

•	to motivate executive officers to achieve our profit and other key goals;
•	to support our annual planning, budget and strategic planning processes;
•	to provide compensation opportunities that are competitive with those of other beverage alcohol, industry-related or peer companies; and
•	to design a portion of our annual compensation expense to be variable and based on our performance rather than fixed.

We believe these goals have been achieved during fiscal 2013. As described below, the Committee ultimately awarded bonus payments for fiscal 2013 based on comparable EBIT and net sales performance slightly above target levels and FCF performance between target and maximum levels established by the Committee.

In April 2012, the Committee established an eligible bonus pool under the plan for fiscal 2013 equal to 0.50% of our EBIT for each of Mr. Robert Sands and Mr. Richard Sands and 0.25% of our EBIT for each other named executive officer. The plan defines EBIT as the sum of our operating income plus equity in earnings of equity method investees, and we view this as a measure of our profitability. The plan provides that the effects of extraordinary items, such as certain unusual or nonrecurring items of gain or loss, the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions, among other items specified in the plan, are excluded in calculating EBIT for this purpose. Consistent with the plan, no individual award for a fiscal year may exceed $5 million, and the Committee reserved the right to exercise its negative discretion at the end of fiscal 2013 to reduce or eliminate an award to any named executive officer and to consider such quantitative and qualitative factors it deems appropriate in making such determinations.

In April 2013, the Committee met to review our actual fiscal 2013 performance and to consider payouts to participants. After reviewing our fiscal year performance, the Committee confirmed that, prior to any application of negative discretion, our fiscal 2013 EBIT and corresponding eligible bonus pools for each named executive officer were as follows:

Annual Management Incentive Plan

Results for Fiscal 2013 Prior to the Application of Negative Discretion

Named Executive Officer	Eligible Bonus Pool Calculation	Fiscal 2013 EBIT (as Calculated Pursuant to the Plan)	Eligible Bonus Pool (Before the Application of Negative Discretion)
Chairman of the Board; and President and Chief Executive Officer	0.50% of fiscal 2013 EBIT	$790,750,000	$3,953,750
Each other named executive officer	0.25% of fiscal 2013 EBIT	$790,750,000	$1,976,875

The Committee then considered whether and how to apply negative discretion to these amounts. In doing so, the Committee took into account the following:

•	the named executive officer’s position;
•	the named executive officer’s base salary earned in fiscal 2013; and
•	Company performance for fiscal 2013 with respect to certain specified financial performance goals the Committee established at the beginning of the fiscal year.

The Committee first considered individual incentive award opportunities depending on the executive’s position. The Committee established these opportunities as a percentage of each named executive officer’s fiscal 2013 base salary with the understanding that they were competitive with the market and placed at risk an appropriate amount of the executive’s compensation.

Annual Management Incentive Plan

Fiscal 2013 Award Levels for the Application of Negative Discretion

Named Executive Officer	Threshold	Target	Maximum
Chairman of the Board; and President and Chief Executive Officer	30%	120%	240%
Each other named executive officer	17.5%	70%	140%

These percentages assume that the same threshold, target or maximum performance is achieved for each applicable performance criteria utilized by the Committee in its application of negative discretion. Accordingly, an incentive award payment under the Committee’s application of negative discretion for fiscal 2013 could have been less than the threshold percentage set forth above if a threshold level was not achieved for one or more of the criteria although the Committee did not plan to approve any such payment if the Company did not achieve threshold comparable EBIT performance.

The following chart describes the performance criteria and weightings selected by the Committee for its application of negative discretion.

Annual Management Incentive Plan

Fiscal 2013 Performance Criteria for the Application of Negative Discretion

Performance Criteria	Definition	Purpose	Criteria Weighting
Comparable EBIT	Equal to EBIT excluding restructuring charges, acquisition-related integration costs and unusual items. The Committee can also make further adjustments for restructuring and acquisition-related activities that, had they been known at the beginning of the performance period, would have impacted the Company’s projections.	Serves as a measure of our profitability	40%
Net sales	Equal to net sales less net sales of products of acquired business(es), historical net sales of products which have been disposed of, or historical net sales of a business that has been contributed to a joint venture.	Serves as a measure of our ability to grow market share	40%
FCF	Equal to net cash provided by (used in) operating activities less purchases of property, plant and equipment.	Reflects our ability to generate the cash required to operate the business and pay down debt	20%

In April 2012, the Committee established target levels for the comparable EBIT, net sales, and FCF metrics corresponding to the expected level of performance under our fiscal 2013 operating plan. This operating plan was reviewed with and approved by the Board in April 2012. With the assistance of the Human Resources Department, the Committee had also established at that time a range of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for each performance criterion, our strategic direction and focus, and the various risks and uncertainties we face. For fiscal 2013, the Committee decided to widen the above target grids for comparable EBIT and net sales to increase the difficulty of earning awards significantly above target.

In April 2013, the Committee determined that it would be appropriate to consider these fiscal 2013 performance levels, with the comparable EBIT and net sales levels adjusted upwards to incorporate the increased performance the Company expected to realize from its acquisition of the Mark West wine brand as of the time of that acquisition in July 2012, in applying negative discretion. The Committee then completed its application of negative discretion by comparing fiscal 2013 performance against these performance levels. At the conclusion of its review, the Committee then certified awards to the named executive officers based on the following performance levels and actual results:

Annual Management Incentive Plan

Fiscal 2013 Performance Levels and Results Under the

Application of Negative Discretion

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Fiscal 2013 Results
Comparable EBIT	$757.1 million	$787.5 million	$868.2 million	$790.8 million, equal to 108% of a target payout for this criterion (for performance between target and maximum levels)
Net sales	$2,675.9 million	$2,783.0 million	$3,075.1 million	$2,796.1 million, equal to 107% of a target payout for this criterion (for performance between target and maximum levels)
FCF	$375.0 million	$450.0 million	$550.0 million	$494.2 million, equal to 144% of a target payout for this criterion (for performance between target and maximum levels)

Based on the weighting of comparable EBIT (40%), net sales (40%), and FCF (20%), the Committee applied negative discretion to reduce awards from the eligible bonus pool amounts to approximately 115% of the target payouts. The resulting AMIP awards paid to the named executive officers for fiscal 2013 are set forth below and also appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Summary of Fiscal 2013 Annual Management Incentive Plan Results

Named Executive Officer	Eligible Bonus Pool	Actual Awards Based on Fiscal 2013 Performance Under the Application of Negative Discretion
Robert Sands	$3,953,750	$1,636,060
Richard Sands	$3,953,750	$1,604,091
Robert Ryder	$1,976,875	$468,050
John A. (Jay) Wright	$1,976,875	$465,254
W. Keith Wilson	$1,976,875	$427,194

Annual Management Incentive Plan – Fiscal 2014

In April 2013, the Committee established the bonus pool under the AMIP for fiscal 2014. The Committee adopted the same methodology as it used for the fiscal 2013 program, establishing a bonus pool equal to 0.5% of our fiscal 2014 EBIT for each of Mr. Robert Sands and Mr. Richard Sands and 0.25% of our fiscal 2014 EBIT for each of our other named executive officers. The Committee reserved the right to reduce or eliminate awards based on such quantitative and qualitative factors as it deems appropriate. The Committee again approved comparable EBIT, net sales, and FCF, as the factors it expects to use when calculating fiscal 2014 bonus amounts. It expects to weight the factors as follows – 40% for comparable EBIT, 40% for net sales, and 20% for FCF – and to require at least threshold comparable EBIT performance in order for named executive officers to earn any bonus payout for fiscal 2014.

Other Cash Bonus Awards

In addition to any payments under the AMIP, the Committee has discretion to pay cash bonuses outside of that plan. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction. No named executive officer received such a payment in fiscal 2013.

Long-Term Equity-Based Incentive Awards

Equity Award Granting Practices

The Committee (as well as the full Board) has the flexibility to award non-qualified stock options, stock appreciation rights, restricted stock, RSUs, PSUs, and other stock-based awards under our Long-Term Stock Incentive Plan, or LTSIP. The granting of equity-based awards to our named executive officers, together with the stock ownership guidelines described below, directly ties our executives’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of our executives as the awards vest over a period of employment with us.

The Committee includes stock options as a significant element of named executive officer compensation, as the Committee believes the value of stock options has a direct link to the creation of stockholder value. This is because stock options only have value to the extent that our stock price increases after the grant date. Starting in fiscal 2008, the Committee has granted options to purchase Class 1 Stock to individuals subject to U.S. taxation, including named executive officers, and options to purchase Class A Stock to other participants. As no trading market exists for the Class 1 Stock, the fair market value of a share of Class 1 Stock is deemed to be equal to the fair market value of a share of Class A Stock unless the Committee determines otherwise. Accordingly, all stock option awards under our LTSIP are priced at the closing price of our Class A Stock on the date of grant.

The Committee began granting restricted stock to named executive officers in fiscal 2009 to provide additional diversification and retention value in our equity program. Instead of issuing restricted stock to named executive officers in fiscal 2013, however, the Committee decided to issue RSUs, which would not involve the issuance of any actual shares of stock until vesting. The granting of RSUs instead of restricted stock is consistent with the approach we have used since fiscal 2009 for similar awards outside of the U.S. and will be more administratively convenient for the Company and recipients. All restricted stock and RSU awards relate to Class A Stock and vest of over a period of service with us.

The Committee began awarding PSUs to named executive officers in fiscal 2011 in order to further diversify our mix of equity awards in a manner more consistent with our peer group and to enhance the linkage between executive compensation and performance. Our PSUs vest over a period of service with us and can result in a payout of an amount from 0% to 200% of the named executive officers’ target award based on our performance with respect to a specified performance metric such as EPS or a relative comparison of our stock price performance to that of companies in the S&P 500 Index.

The Committee annually considers equity awards to named executive officers at a regularly scheduled meeting, usually in April, at which it considers equity awards to other eligible employees around the world. The Committee may also grant awards at other times, typically occurring at other regularly scheduled meetings of the Committee, in connection with events such as new hires, promotions, and significant business activities. In addition, the Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards provided that (i) the recipient is at or below the level of Vice President, (ii) any such award is not for more than 5,000 shares of our Class A Stock or Class 1 Stock, and (iii) the number of shares and the terms and conditions for such grants are consistent with the past practices of the Committee. The Chief Human Resources Officer did not exercise this authority in fiscal 2013.

The Board considers equity awards to the directors pursuant to our non-management director compensation program as described more fully below under the heading “Director Compensation.” The Board generally approves these annual awards to directors at the Board meeting immediately following each annual meeting of stockholders. As directors serve annual terms, such awards are intended to coincide with the beginning of their term of office. For example, the Board approved fiscal 2013 equity awards for directors on July 27, 2012 following the Annual Meeting of Stockholders held earlier that day. The Board may also grant equity awards upon the appointment of a new member to the Board as was done at the time of the appointments of Robert L. Hanson and Judy A. Schmeling in February 2013.

Named Executive Officer Awards – Fiscal 2013

The Committee awarded stock options, RSUs, and PSUs to our named executive officers in fiscal 2013 after taking into account the officers’ positions and salaries, so that more senior officers received a greater portion of their compensation through equity-based incentives. As stated above under the heading “Compensation of Named Executive Officers (other than the Chairman of the Board),” the Committee reduced the factors used to determine the number of stock options awarded to our named executive officers in fiscal 2013. As described above under the heading “Compensation of the Chairman of the Board,” the Committee determined it advisable for the Chairman of the Board to receive all of his equity-based awards in the form of stock options. Specifically, the Committee awarded equity using the following methodology:

Fiscal 2013 Long-Term Equity-Based Incentive Award Methodology

Named Executive Officer	Stock Option Award*	RSU Award*	PSU Award (at Target)*
Chairman of the Board	7.51 x salary ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	4.38 x salary ÷ grant date stock price	1.0 x salary ÷ grant date stock price	1.0 x salary ÷ grant date stock price
Each other named executive officer	3.30 x salary ÷ grant date stock price	0.6 x salary ÷ grant date stock price	0.6 x salary ÷ grant date stock price

*	with resulting awards rounded up to the nearest 10 options/units

All fiscal 2013 equity awards included a provision designed to allow us to clawback or recoup any awards to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other law. More information concerning these awards can be found below in the Summary Compensation Table, the Grants of Plan-Based Awards in Fiscal 2013 table, and the Outstanding Equity Awards at February 28, 2013 table.

With respect to the fiscal 2013 PSUs, the Committee determined that it would be appropriate to base these awards on a measure of relative stockholder return instead of EPS as it had in prior years. Specifically, the Committee awarded fiscal 2013 PSUs whose ultimate payout level, if any, will depend on our fiscal 2013-2015 performance with respect to our stock price performance as compared to the companies in the S&P 500 Index. In addition, a named executive officer must generally remain an employee until May 1, 2015 in order for the award to vest. The Committee believed this metric and the three-year performance period would further align the interests of our named executive officers with the interests of our stockholders. Payouts of these PSUs will be determined at the end of fiscal 2015 based on the following performance levels (with awards between these designated performance levels determined by linear interpolation):

Fiscal 2013 PSU Potential Payouts

For Relative Stockholder Return Performance During Fiscal 2013-2015

	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Stock Price Performance vs. Companies in the S&P 500 Index	25th Percentile	50th Percentile	75th Percentile
Equivalent PSU Payout as Percentage of the Target Award	25%	100%	200%

The Committee also certified fiscal 2013 performance regarding fiscal 2011 PSUs. The performance metric associated with the fiscal 2011 PSUs was fiscal 2013 EPS. For this purpose, EPS was to be calculated under generally accepted accounting principles as adjusted for non-recurring items in accordance with the terms of the LTSIP. This amount is consistent with the Company’s reported comparable EPS results. The fiscal 2011 PSUs provided that threshold EPS performance would equate to a payout of 25% of the target award, target EPS performance would equate to a payout at 100% of the target award, and EPS performance at or above the maximum level would equate to a payout at 200% of the target award. The Committee reviewed fiscal 2013 EPS performance against these levels established for the fiscal 2011 PSUs and certified achievement at 200% of target as set forth below:

Fiscal 2011 PSU Results

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Final Results
Fiscal 2013 EPS	$1.64	$1.84	$2.05	$2.19, equal to 200% of target payout* (for performance above the maximum level) upon satisfaction of the service vesting requirement on May 1, 2013

*	Less the amount of an interim payout from May 1, 2011

More information concerning these fiscal 2011 PSUs can be found below in the Outstanding Equity Awards at February 28, 2013 table.

Named Executive Officer Awards – Fiscal 2014

In April 2013, the Committee determined that it was important to retain stock options, RSUs and PSUs as significant elements of fiscal 2014 named executive officer compensation other than for the Chairman of the Board and the Chief Human Resources and Administrative Officer. The Committee decided that the value of these awards as a percentage of each officer’s salary should approximate the value of our fiscal 2013 equity awards to each named executive officer at the time of grant (with stock options valued on the basis of a Black-Scholes valuation, RSUs valued at face value, and PSUs valued at face value of the target award). For those named executive officers receiving all three types of equity, they received fiscal 2014 equity awards with values distributed 50% in stock options and 25% each in RSUs and PSUs. Our Chairman again received his fiscal 2014 equity award entirely in the form of stock options. As our Chief Human Resources and Administrative Officer had previously announced his intention to retire from the Company, the Committee did not issue him an equity award in fiscal 2014 but instead approved accelerated vesting of his fiscal 2012 PSU award by approximately 11 months, from May 1, 2014 to June 14, 2013, to coincide with his retirement date.

Ultimately, the Committee awarded stock options, RSUs and PSUs for fiscal 2014 using the following methodology:

Fiscal 2014 Long-Term Equity-Based Incentive Award Methodology

Named Executive Officer	Stock Option Award*	RSU Award*	PSU Award (at Target)*
Chairman of the Board	6.867 x salary ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	4.609 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price
Each other named executive officer**	3.081 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price

*	with resulting awards rounded up to the nearest 10 options/units
**	other than the Chief Human Resources and Administrative Officer

With respect to fiscal 2014 PSUs, the Committee determined that it would be appropriate to base the payout of awards on TSR as opposed to stock price appreciation, as the Committee believed that the use of this metric, which was added as a performance measure in our LTSIP in July 2012, was more commonly used. Accordingly, the Committee issued fiscal 2014 PSUs whose ultimate payout level, if any, will depend on our fiscal 2014-2016 TSR performance as compared to the other companies in the S&P 500 Index. In addition, an executive must generally remain an employee until May 1, 2016 in order for these PSUs to vest.

Stock Ownership Guidelines

In order to further align the interests of our named executive officers with the long-term interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. In establishing these guidelines for stock ownership, we considered the length of an executive officer’s tenure. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied by the ownership of stock, vested stock options, unvested restricted stock, unvested RSUs, and unvested PSUs after the relevant performance period has been completed and the Committee has certified the number of shares that will be issued upon satisfaction of the service requirement. The current guidelines for our executive officers are as follows:

Executive Officer	Stock Ownership Guideline
Chairman of the Board	6 times base salary
President and Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary

As of February 28, 2013, each of our named executive officers had either met his respective guideline or was within the five-year window for doing so.

Other Benefits

Savings Plans and Health and Welfare Benefits

As with other eligible employees, we offer our named executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, maintain, and motivate employees with a competitive benefits package:

•

Named executive officers who are resident in the U.S. are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to contribute on a before-tax basis into their plan accounts up to 50% of their annual salary but not in excess of the annual limit set by the Internal Revenue Code and adjusted for cost-of-living increases. We currently provide a 50% match on the first 6% of salary contributed by the participant to his or her plan account as well as a 3% annual contribution. In addition, at the conclusion of each fiscal year the Committee analyzes our performance and has discretion to award a supplemental profit sharing contribution.

•

Named executive officers are generally eligible to participate on the same terms as other eligible employees in our 1989 Employee Stock Purchase Plan, an Internal Revenue Code Section 423 plan that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in our Company, however, neither our President and Chief Executive Officer nor our Chairman of the Board is eligible to participate in this plan.

•

Named executive officers also receive customary employee benefits, such as our standard medical, dental and vision benefits, long-term and short-term disability insurance programs, paid time off (vacation/sick leave), and life insurance programs, per the terms of those programs and in the same manner as other eligible employees.

In addition, named executive officers are among those eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of our annual contributions and supplemental profit sharing contributions that could not be made pursuant to the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

Severance Benefits

In April 2008, the Committee determined that it was appropriate to standardize our relationships with executive officers and approved the execution of employment agreements with each of our executive officers, including all of our named executive officers except for Mr. Wright. In approving the execution of these agreements, the Committee believed it appropriate to ensure that similarly situated executive officers had similar employment terms. In establishing these agreements, we considered information from the Committee’s independent compensation consultant at that time regarding existing market practices. During fiscal 2011, the Committee and its current independent compensation consultant conducted an in-depth review of these employment terms and current market practices. Although the Committee’s consultant did not recommend any changes to the existing agreements with our named executive officers, it did recommend certain changes to future agreements in order to better align with current best practices. Specifically, the Committee’s independent compensation consultant recommended that we not include in future agreements severance benefits in the event of retirement, the gross-up of any excise tax payments, or the post-employment continuation of aircraft or automobile benefits and product allowances. The Committee and management agreed with these recommendations, and our November 2010 employment agreement with Mr. Wright reflected these changes in his form of agreement. More information concerning the agreements and amounts payable to named executive officers in the event of a severance or change in control event are described below under the heading “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we believe to be fair, reasonable and competitive with those offered by comparable companies to their executive officers. The Committee believes these benefits further our objective of attracting, motivating and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives. Our named executive officers pay the personal income taxes that are attributable to the taxable perquisites we provide. We offer the following benefits to our named executive officers:

•

Automobile lease or allowance – We provide a designated leased vehicle or monthly allowance to our named executive officers. We believe this is competitive with benefits provided to executives at comparable companies.

•

Car/Driver services – We provide our Chief Executive Officer and our other executive officers with the option of using car/driver services. We believe this enhances the security of our executive officers and assists them to devote maximum time and attention to our business.

•

Personal use of our corporate aircraft when not needed for business purposes – We offer our named executive officers the use of our corporate aircraft both to enhance their security and to permit them to devote maximum time and attention to our business while away from our offices.

•

Product allowance – We provide a product allowance to our named executive officers and believe that the product allowances enhance knowledge and appreciation of our products and serve as an additional tool to facilitate the role of our employees as ambassadors for our brands in both on and off premise retail establishments where making a purchase is important for customer relations and with third parties who we desire to sample our products. For similar reasons, all of our full-time U.S. employees receive a product allowance. The current calendar year allowance is $10,000 for our Chairman of the Board and for our President and Chief Executive Officer and $5,000 for our other named executive officers.

•	Expanded annual physical health review on a voluntary basis – We offer our named executive officers an annual comprehensive health physical in order to encourage them to protect their health.

We may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits in the event of a new hire or transfer. The perquisites and other personal benefits we provided to our named executive officers during fiscal 2013 are quantified below in the Summary Compensation Table.

Accounting Considerations

Accounting for Equity-Based Compensation

We follow the Financial Accounting Standards Board, or FASB, guidance for equity-based compensation in FASB ASC Topic 718 requiring that we recognize in our financial statements the cost resulting from all equity-based payment transactions, including stock options, restricted stock awards, RSUs, and PSUs. As with any significant accounting requirement, we and our Board have considered and continue to monitor the impact of this guidance. At this time, we continue to believe that equity-based executive compensation serves an important role in our executive compensation program design, and we have not significantly altered our compensation philosophy or award mix in light of this accounting guidance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to certain executive officers of a company who are employed at year-end may not be deductible by the company unless the compensation qualifies as performance-based compensation. The Committee recognizes the benefits of structuring executive compensation so that, where possible, Section 162(m) does not limit our tax deductions for compensation, and our Long-Term Stock Incentive Plan and Annual Management Incentive Plan have been designed so that the Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, such as the payment of cash bonus awards outside of the Annual Management Incentive Plan and the granting of restricted stock awards and RSUs, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

Compensation Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

We, the Human Resources Committee of the Board (which committee functions as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s 2013 Form 10-K.

Human Resources Committee:

Jeananne K. Hauswald (Chair)

Jerry Fowden

Robert L. Hanson

Keith E. Wandell

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by us for services rendered for fiscal 2013 (our fiscal year ended February 28, 2013) by our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers. These individuals are referred to as “named executive officers.” Where applicable, the following table also sets forth the compensation paid to or accrued by us for these named executive officers for fiscal 2012 (our fiscal year ended February 29, 2012) and fiscal 2011 (our fiscal year ended February 28, 2011). The principal positions noted below were held through the end of fiscal 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Sands, President and Chief Executive Officer	2013	1,187,616	3,053,284	1,835,442	1,636,060	301,907	8,014,309
	2012	1,202,465	2,318,324	2,144,045	1,627,656	414,391	7,706,881
	2011	1,129,647	2,261,452	2,144,153	2,624,397	310,367	8,470,016
Richard Sands, Chairman of the Board	2013	1,164,410	—	3,085,544	1,604,091	509,231	6,363,276
	2012	1,180,034	—	3,409,970	1,597,294	504,271	6,691,569
	2011	1,136,329	—	3,495,502	2,639,919	557,354	7,829,104
Robert Ryder, Executive Vice President and Chief Financial Officer	2013	582,442	898,543	678,244	468,050	36,821	2,664,100
	2012	589,725	682,272	792,436	465,647	42,034	2,572,114
	2011	554,013	665,466	792,479	750,798	76,094	2,838,850
John A. (Jay) Wright, Executive Vice President and Chief Operating Officer	2013	578,962	893,506	674,182	465,254	49,076	2,660,980
	2012	570,702	615,116	714,499	450,626	50,134	2,401,077

W. Keith Wilson, Executive Vice President, Chief Human Resources and Administrative Officer (5)	2013	531,600	820,464	619,045	427,194	31,205	2,429,508
	2012	538,247	622,944	723,263	424,999	27,425	2,336,878
	2011	505,652	607,454	723,286	685,260	63,713	2,585,365

(1)	These amounts represent the full grant date fair value of awards of restricted stock, restricted stock units (“RSUs”) and performance share units (“PSUs”) granted in each fiscal year noted. For PSUs granted in fiscal 2011 and fiscal 2012, the grant date fair value is based upon the market price of our Class A Stock on the grant date and the probable outcome of the performance conditions as of the date of grant (which was performance at target level). For PSUs granted in fiscal 2013, the full grant date fair value was determined using a Monte Carlo simulation model. Assumptions used in calculating these values for the fiscal 2013 PSUs may be found in Note 15 of our financial statements in our 2013 Form 10-K. Each of the amounts included in this column represents the aggregate amount that we expected to expense for such grant in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Each of these amounts reflects our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. Since the performance criteria underlying the fiscal 2013 PSUs (i.e., stock price performance relative to that of other companies in the S&P 500 Index for fiscal 2013 through fiscal 2015) is considered a market condition as opposed to a performance condition for accounting purposes, this expense is not subject to fluctuations based on the probable outcome of the award. A more complete description of the fiscal 2013 PSUs can be found in the Compensation Discussion and Analysis above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2013.” See also the Grants of Plan-Based Awards in Fiscal 2013 table below for additional information regarding awards made during fiscal 2013.

(2)

These amounts represent the full grant date fair value of awards of stock options granted in each fiscal year noted. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 15 of our financial statements in our 2013 Form 10-K. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. See the Grants of Plan-Based Awards in Fiscal 2013 table below for additional information regarding awards made during fiscal 2013.

(3)	These amounts reflect cash payments made under our Annual Management Incentive Plan in April 2013 for fiscal 2013, in April 2012 for fiscal 2012, and in April 2011 for fiscal 2011.

(4)	These amounts, as set forth below, include for fiscal 2013 (i) our matching contributions under the 401(k) and Profit Sharing Plan, (ii) our annual contributions under the 401(k) and Profit Sharing Plan, (iii) our contributions under the 2005 Supplemental Executive Retirement Plan, and (iv) perquisites and other personal benefits. During fiscal 2013, we did not provide to any named executive officer any tax gross-up or any payments in connection with a separation of employment.

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan Annual and Supplemental Profit Sharing Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Total “All Other Compensation” ($)
Robert Sands	6,182	7,500	29,332	258,893	301,907
Richard Sands	6,320	7,500	28,612	466,799	509,231
Robert Ryder	4,656	7,500	10,564	14,101	36,821
John A. (Jay) Wright	7,011	7,500	10,456	24,109	49,076
W. Keith Wilson	—	7,500	8,987	14,718	31,205

Contributions under the 401(k) and Profit Sharing Plan and the 2005 Supplemental Executive Retirement Plan are reported in the year to which they relate, as opposed to the year in which they are approved or ultimately contributed.

Perquisites and other personal benefits provided to named executive officers in fiscal 2013 included personal use of our corporate aircraft, automobile allowances, an automobile lease, car/driver services, product allowances, tax preparation expenses, company-branded and other miscellaneous items, and matching contributions associated with employee donations above what is offered to other employees (for which the officers derive no financial benefit since the matching contribution deductions accrue solely to the Company). These included the following:

•	Mr. Robert Sands – $203,197 for personal use of corporate aircraft and $43,658 for car/driver services;
•	Mr. Richard Sands – $446,307 for personal use of corporate aircraft;
•	Mr. Ryder – $9,600 for automobile allowance and $3,357 for product allowance;
•	Mr. Wright – $17,836 for a leased automobile and $4,504 for product allowance; and
•	Mr. Wilson – $9,600 for automobile allowance and $4,974 for product allowance.

Values noted above for the personal use of our corporate aircraft represent the aggregate incremental cost to us for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour), and (iii) specific trip-related expenses, including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since our aircraft are used primarily for business travel, the methodology excludes fixed, capital and similar costs. In instances where family members or guests fly on our aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to us is de minimis in amount, and no amount is reflected in the table for these additional passengers.

The value noted above for the personal use of a leased automobile includes the rental payments paid by us during fiscal 2013 as well as fuel, maintenance, and our fleet average cost of insurance per vehicle.

The value noted above for car/driver services to Mr. Robert Sands consisted of all salary, benefits, and related employment costs of a company driver. The driver’s services, however, are occasionally used for other company business when not being utilized by Mr. Sands.

(5)	Mr. Wilson is scheduled to retire from the Company on June 14, 2013.

Grants of Plan-Based Awards in Fiscal 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Target ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Robert Sands	NA	3,953,750
	4/3/12		12,123	48,490	96,980				1,865,279
	4/3/12					48,490			1,188,005
	4/3/12						212,380	24.50	1,835,442
Richard Sands	NA	3,953,750
	4/3/12						357,030	24.50	3,085,544
Robert Ryder	NA	1,976,875
	4/3/12		3,568	14,270	28,540				548,928
	4/3/12					14,270			349,615
	4/3/12						78,480	24.50	678,244
John A. (Jay) Wright	NA	1,976,875
	4/3/12		3,548	14,190	28,380				545,851
	4/3/12					14,190			347,655
	4/3/12						78,010	24.50	674,182
W. Keith Wilson	NA	1,976,875
	4/3/12		3,258	13,030	26,060				501,229
	4/3/12					13,030			319,235
	4/3/12						71,630	24.50	619,045

(1)	This amount represents the eligible bonus pool that was established for each named executive officer for fiscal 2013 under our Annual Management Incentive Plan. It does not represent an actual payout to the named executive officer. No threshold or maximum levels were associated with the creation of these eligible bonus pools. The method for determining these amounts as well as the actual awards for named executive officers for fiscal 2013 are described above under the heading “Short-Term Cash Bonus Awards” and subheading “Annual Management Incentive Plan – Fiscal 2013” in the Compensation Discussion and Analysis. The actual award paid to each named executive officer under the plan for fiscal 2013 is set forth above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	This represents the number of shares of Class A Stock that may be issued to the named executive officer pursuant to the terms of a PSU award granted under our Long-Term Stock Incentive Plan. The terms of these awards are described above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2013” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 28, 2013 table.

(3)	This represents the number of RSUs granted to the named executive officer under our Long-Term Stock Incentive Plan. These RSUs are scheduled to vest 25% per year at each of the first four annual anniversaries of May 1, 2012. Any payouts associated with the vesting of these awards will be made in shares of Class A Stock. Further information concerning these awards can be found above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2013” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 28, 2013 table.

(4)	This represents the number of options to purchase shares of Class 1 Stock granted to the named executive officer under our Long-Term Stock Incentive Plan. These options are scheduled to vest and become exercisable 25% per year at each of the first four annual anniversaries of the grant date. Further information concerning these awards can be found above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2013” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 28, 2013 table. No trading market exists for Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. Under the plan, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless our Human Resources Committee determines otherwise.

(5)	The exercise price of these options, which relate to Class 1 Stock (for which there is no public trading market), is the closing price of a share of Class A Stock on the grant date.

(6)	These amounts represent the full grant date fair value of the PSUs, RSUs and stock options, respectively, granted in fiscal 2013. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. Assumptions used in calculating these values with respect to stock option awards and PSUs may be found in Note 15 of our 2013 Form 10-K. Since the performance criteria underlying the fiscal 2013 PSUs (i.e., stock price performance relative to that of other companies in the S&P 500 Index) is considered a market condition as opposed to a performance condition for accounting purposes, this expense is not subject to fluctuations based on the probable outcome of the award.

Outstanding Equity Awards at February 28, 2013

The following table presents information concerning outstanding stock option, restricted stock, RSU, and PSU awards to each of the named executive officers.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock that Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert Sands	4/6/04	SO	191,800		16.6300	4/6/14
	12/23/04	SO	40,000		23.0200	12/23/14
	4/7/05	SO	128,000		27.2350	4/7/15
	4/5/06	SO	30,000		25.8800	4/5/16
	4/5/06	SO	164,800		25.8800	4/5/16
	4/3/07	SO	315,343		20.7900	4/3/17
	4/3/07	SO	48,750		20.7900	4/3/17
	4/18/07	SO	16,250		22.2700	4/18/17
	7/26/07	SO	4,384		22.0800	7/26/17
	1/2/08	SO	30,000		23.4800	1/2/18
	4/1/08	SO	424,300		19.1200	4/1/18
	4/6/09	SO	523,643	174,547	11.8500	4/6/19
	4/6/09	RS					23,275	1,029,686
	4/5/10	SO	165,166	165,164	16.6700	4/5/20
	4/5/10	RS					33,914	1,500,355
	4/5/10	PSU					101,745	4,501,199
	4/5/11	SO	68,500	205,500	20.6000	4/5/21
	4/5/11	RS					42,202	1,867,016
	4/5/11	PSU					112,540	4,978,770
	4/3/12	SO		212,380	24.5000	4/3/22
	4/3/12	RSU					48,490	2,145,198
	4/3/12	PSU							96,980	4,290,395

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock that Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Richard Sands	4/6/04	SO	242,800		16.6300	4/6/14
	12/23/04	SO	40,000		23.0200	12/23/14
	4/7/05	SO	156,200		27.2350	4/7/15
	4/5/06	SO	201,000		25.8800	4/5/16
	4/5/06	SO	30,000		25.8800	4/5/16
	4/3/07	SO	315,343		20.7900	4/3/17
	4/3/07	SO	48,750		20.7900	4/3/17
	4/18/07	SO	16,250		22.2700	4/18/17
	7/26/07	SO	70,483		22.0800	7/26/17
	1/2/08	SO	30,000		23.4800	1/2/18
	4/1/08	SO	437,000		19.1200	4/1/18
	4/6/09	SO	539,400	179,800	11.8500	4/6/19
	4/6/09	RS					23,975	1,060,654
	4/5/10	SO	269,260	269,260	16.6700	4/5/20
	4/5/11	SO	108,945	326,835	20.6000	4/5/21
	4/3/12	SO		357,030	24.5000	4/3/22
Robert Ryder	6/27/07	SO	150,000		24.1300	6/27/17
	1/2/08	SO	30,000		23.4800	1/2/18
	4/1/08	SO	145,700		19.1200	4/1/18
	4/6/09	SO	119,845	59,922	11.8500	4/6/19
	4/6/09	RS					6,850	303,044
	4/5/10	SO	30,523	61,044	16.6700	4/5/20
	4/5/10	RS					9,980	441,515
	4/5/10	PSU					29,940	1,324,546
	4/5/11	SO	25,318	75,952	20.6000	4/5/21
	4/5/11	RS					12,420	549,461
	4/5/11	PSU					33,120	1,465,229
	4/3/12	SO		78,480	24.5000	4/3/22
	4/3/12	RSU					14,270	631,305
	4/3/12	PSU							28,540	1,262,610

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock that Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
John A. (Jay) Wright	6/29/06	SO	30,000		26.2400	6/29/16
	4/3/07	SO	51,400		20.7900	4/3/17
	4/1/08	SO	68,100		19.1200	4/1/18
	4/6/09	SO	10,065	43,355	11.8500	4/6/19
	4/6/09	RS					3,782	167,316
	9/29/09	RS					65,147	2,882,103
	4/5/10	SO	55,040	55,040	16.6700	4/5/20
	4/5/10	RS					9,000	398,160
	4/5/10	PSU					27,000	1,194,480
	4/5/11	SO	22,828	68,482	20.6000	4/5/21
	4/5/11	RS					11,197	495,355
	4/5/11	PSU					29,860	1,321,006
	4/3/12	SO		78,010	24.5000	4/3/22
	4/3/12	RSU					14,190	627,766
	4/3/12	PSU							28,380	1,255,531
W. Keith Wilson	4/7/05	SO	29,000		27.2350	4/7/15
	4/5/06	SO	30,000		25.8800	4/5/16
	4/6/09	SO		54,692	11.8500	4/6/19
	4/6/09	RS					6,252	276,588
	4/5/10	SO		55,714	16.6700	4/5/20
	4/5/10	RS					9,110	403,026
	4/5/10	PSU					27,330	1,209,079
	4/5/11	SO		69,322	20.6000	4/5/21
	4/5/11	RS					11,340	501,682
	4/5/11	PSU					30,240	1,337,818
	4/3/12	SO		71,630	24.5000	4/3/22
	4/3/12	RSU					13,030	576,447
	4/3/12	PSU							26,060	1,152,894

(1)	Options granted prior to April 18, 2007 relate to Class A Stock. Options granted on or after April 18, 2007 relate to Class 1 Stock. The vesting schedule for all option awards set forth in the table that were not fully vested on February 28, 2013 is 25% per year at each of the first four annual anniversaries of the grant date. In addition, all such options would vest upon a named executive officer’s retirement (which requires the executive to be 60 years of age and have 10 years of service with us), death or disability, or upon a change in control of the Company.

(2)	Unvested restricted stock, unvested RSU awards, and PSU awards whose performance periods have been completed (but whose related service vesting periods extend beyond fiscal 2013) are reflected in the first two columns of this section, while PSUs with performance periods extending beyond fiscal 2013 are reflected in the final two columns.

(3)	This column indicates whether the award is a stock option award (“SO”), restricted stock award (“RS”), restricted stock unit award (“RSU”), or performance share unit award (“PSU”).

(4)	The exercise price of an option, whether it relates to Class A Stock or Class 1 Stock, is the New York Stock Exchange closing price for a share of Class A Stock on the grant date. (The information in this table reflects, where applicable, the effects of subsequent stock splits effectuated through stock dividends.)

(5)	All option awards set forth in the table were granted with ten-year terms.

(6)	Except as noted below, the vesting schedule for all restricted stock and RSU awards is 25% per year at each of the first four annual anniversaries of May 1 of the year of grant. For example, an RSU award granted on April 3, 2012 will vest 25% per year at each of the first four annual anniversaries of May 1, 2012. In addition, all such restricted stock and RSU awards would vest upon a name executive officer’s death or disability or upon a change in control of the Company. Mr. Wright’s September 29, 2009 restricted stock award is subject to cliff vesting whereby 100% of the award vested on May 1, 2013. While this September 29, 2009 award was paid out to Mr. Wright on May 1, 2013, those shares are nevertheless reflected in this table because they had not vested as of the end of fiscal 2013.

The vesting of the April 5, 2011 PSU awards is based on our EPS results for fiscal 2012. In April 2012, the Human Resources Committee certified that the fiscal 2012 EPS results equated to a maximum level of achievement, and the numbers of units associated with this performance level are included in this column. To receive a payout of any such award, a named executive officer must generally remain in continuous employment with us until May 1, 2014. With respect to the April 5, 2011 PSU award to Mr. Wilson, on April 26, 2013 the Human Resources Committee revised the terms of the award so that it would fully vest on his June 14, 2013 retirement date. While the award to Mr. Wilson is expected to be paid out on that date, the award is reflected in the table because it had not vested as of the end of fiscal 2013. In the event a named executive officer dies or becomes disabled prior to that date or upon a change in control of the Company, the named executive officer would receive a target award equal to half of the amount set forth for this award.

The vesting of the April 5, 2010 PSU awards is based on our EPS results for fiscal 2013. In April 2013, the Human Resources Committee certified that the fiscal 2013 EPS results equated to a maximum level of achievement, and the number of units associated with this performance level (after an interim payout on May 1, 2011) is included in this column. While these amounts were paid out to each executive officer on May 1, 2013, these PSUs are nevertheless reflected in this table because they had not vested as of the end of fiscal 2013.

(7)	These amounts are based on the closing price of $44.24 for a share of Class A Stock on the New York Stock Exchange on February 28, 2013.

(8)	The vesting of the April 3, 2012 PSU awards is based on our fiscal 2013-2015 performance with respect to our stock price performance as compared to the other companies in the S&P 500 Index. The range of the number of shares of Class A Stock that may be issued to the named executive officer pursuant to the terms of these awards is set forth in the Grants of Plan-Based Awards in Fiscal 2013 table above. Further information concerning these awards can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2013” and in the Summary Compensation Table. An executive officer must generally remain an employee until May 1, 2015 in order for the award to vest. In the event a named executive officer dies or becomes disabled prior to that date or upon a change in control of the Company, the named executive officer would receive a target award equal to half of the amount set forth in this column.

Based on our fiscal 2013 stock price performance as compared to other companies in the S&P 500 Index, the amounts set forth in this column assume a payout at the maximum level. As the actual payout, if any, for these PSUs will be determined based on our stock price performance as compared to companies in the S&P 500 Index during the entire fiscal 2013-2015 period (and whether the named executive officers remain in continuous employment with us until May 1, 2015), any actual payout of shares may be less than the amount reflected in this column.

Option Exercises and Stock Vested in Fiscal 2013

The following table presents information concerning stock option exercises and shares of stock acquired upon vesting of restricted stock and RSU awards by each of the named executive officers in fiscal 2013. No named executive officer PSU awards vested during fiscal 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert Sands	167,600	3,891,858	68,451	1,486,071
Richard Sands	212,200	4,926,801	38,550	836,921
Robert Ryder	30,523	391,000	20,155	437,565
John A. (Jay) Wright	120,000	2,229,656	14,165	307,522
W. Keith Wilson	424,553	3,609,567	18,387	399,182

(1)	These amounts reflect the aggregate of the differences between the exercise price of the stock option and the market price of a share of Class A Stock at the time of exercise for each stock option exercise by a named executive officer in fiscal 2013.

(2)	For each named executive officer, these amounts are based on the closing price of $21.71 for a share of Class A Stock on the New York Stock Exchange on May 1, 2012.

Retirement Benefits

We maintain the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. This plan allows us to make tax-favored retirement savings available to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Savings Plans and Health and Welfare Benefits.”

Participants may choose to direct the investment of their accounts under the plan in an array of third-party managed investment options as selected by plan fiduciaries from time to time or through a self-directed brokerage account. All participants are 100% vested in their contributions, the annual contributions made by us, and any earnings on these contributions. Our matching contributions and any supplemental profit sharing contributions and the earnings on those amounts vest at the rate of 20% a year at the end of each year of service until the participant is 100% vested. The Human Resources Committee did not award supplemental profit sharing contributions for fiscal 2013. See footnote (4) to the Summary Compensation Table above for additional information about our contributions to the accounts of the named executive officers.

Nonqualified Deferred Compensation

In addition to our 401(k) and Profit Sharing Plan, certain U.S. employees, including each of the named executive officers, are also eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a nonqualified retirement savings plan. The 2005 Supplemental Executive Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which employees, including named executive officers, may have balances but to which no further contributions will be made), are designed to provide participants with the benefit of our annual contributions and, if applicable, supplemental profit sharing contributions that could not be made to the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. The 2005 Supplemental Executive Retirement Plan is also designed to satisfy Section 409A of the Internal Revenue Code.

Participants may choose to direct the investment of their accounts under the plans in an array of third-party managed investment options that are similar to those offered under our 401(k) and Profit Sharing Plan as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of our matching contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan. Accounts are distributed in a single lump sum upon a separation from service and in accordance with Section 409A.

For each of fiscal 2013, fiscal 2012, and fiscal 2011, the Company contributed to the 2005 Supplemental Executive Retirement Plan on behalf of each participant, including the eligible named executive officers, a sum equal to the amount of our annual contribution and the supplemental profit sharing contribution, if any, that a participant would have otherwise received under the 401(k) and Profit Sharing Plan on the portion of his or her salary that exceeded the applicable Internal Revenue Code limits. Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan. See the table below for additional information.

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert Sands	29,332	66,676	—	887,259
Richard Sands	28,612	55,960	—	1,042,751
Robert Ryder	10,564	6,876	—	81,652
John A. (Jay) Wright	10,456	4,129	—	48,802
W. Keith Wilson	8,987	11,890	—	139,323

(1)	These amounts reflect our contributions credited to the account of each named executive officer for fiscal 2013 under the 2005 Supplemental Executive Retirement Plan. All of these amounts are reflected in the Summary Compensation Table for fiscal 2013.

(2)	These amounts represent the aggregate earnings during fiscal 2013 on the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, our predecessor plan. None of these amounts are reflected in the Summary Compensation Table.

(3)	These amounts represent the fiscal 2013 year end aggregate balance of the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, our predecessor plan. The following portions of these amounts were reflected in our Summary Compensation Tables in previous years: Mr. Robert Sands – $474,143; Mr. Richard Sands – $575,331; Mr. Ryder – $36,363; Mr. Wright – $9,600; and Mr. Wilson – $34,589.

Employment Agreements and Potential Payments upon Termination or Change in Control

Employment Agreements

We entered into employment agreements with each of our named executive officers, with the exception of Mr. Wright, in May 2008. In October 2010, we revised our form of executive employment agreement for incoming executive officers based on a review conducted by our Human Resources Committee with the assistance of its independent compensation consultant. In November 2010, the Company entered into an executive employment agreement with Mr. Wright.

The current term of the agreements with each of our named executive officers expires at the end of our fiscal year, at which time they each automatically renew for an additional one year period. Each agreement will continue to renew for successive one year periods unless we provide at least 180 days notice of a decision not to renew such agreement. These agreements provide for an initial annual base salary level for each executive, which may be adjusted upward by the Human Resources Committee. The following table presents the minimum annual base salary levels set forth in the employment agreements for the named executive officers executed in 2008 or 2010, as applicable:

Name	Minimum Base Salary ($)
Robert Sands	1,081,500
Richard Sands	1,114,048
Robert Ryder	530,400
John A. (Jay) Wright	500,000
W. Keith Wilson	484,100

Actual fiscal 2013 salaries for the named executive officers are set forth above in the Summary Compensation Table. The employment agreements do not provide for any specific perquisites or other personal benefits for the named executive officers during their terms of employment.

The employment agreements with our named executive officers provide the following benefits in the event an executive’s employment terminates upon the expiration of the agreement or if the executive’s employment (i) terminates during the term of the agreement, for any named executive officer other than Mr. Wright due to death, disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), or retirement (which requires an executive to be at least 60 years of age and have 10 years of service), (ii) is terminated by the executive for “good reason” (as defined in the agreement), or (iii) is terminated by us for any reason other than “for cause” (as defined in the agreement):

•

in the case of Mr. Robert Sands and Mr. Richard Sands, three (3) times base salary and three (3) times the average annual bonus paid to the executive over the prior three (3) fiscal years; and in the case of all other named executive officers, two (2) times base salary and two (2) times the average annual bonus paid to the executive over the prior three (3) fiscal years;

•

payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Mr. Robert Sands and Mr. Richard Sands and 24 months in the case of the other named executive officers;

•	in the case of all named executive officers, outplacement services for a period of up to 18 months;

•

in the case of Mr. Robert Sands and Mr. Richard Sands, continued personal use of our corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three-year period prior to termination and continued participation in our annual product allowance program, each for a period of three (3) years following termination; and in the case of all other named executive officers (with the exception of

Mr. Wright), automobile allowance payments and continued participation in our annual product allowance program, each for a period of two (2) years following termination;

•

in the case of all named executive officers (with the exception of Mr. Wright), payment of any excise taxes, penalties or interest attributed to payments related to a change in control under Section 4999 of the Internal Revenue Code on a grossed-up basis; and

•

upon the request of Mr. Wright within 90 days of a termination by Mr. Wright for “good reason” (as defined in the agreement) or by the Company other than “for cause” (as defined in the agreement) and so long as Mr. Wright is not a U.S. citizen at such time, the Company will provide reasonable relocation assistance for his return to Canada pursuant to Company’s relocation policy then in effect.

In order to receive these benefits, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Mr. Robert Sands and Mr. Richard Sands or two years in the case of the other executives. The agreements also prohibit the executives, for a period of 18 months after termination in the case of Mr. Robert Sands or Mr. Richard Sands and for a period of 12 months after termination in the case of other named executive officers, from seeking to induce our employees to leave their employment with us.

Finally, the agreements provide the executives with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging our confidential information or trade secrets or using such information in connection with any outside business activity.

Additional information concerning these agreements is set forth above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Severance Benefits.”

Termination or Change in Control

The following information describes and quantifies certain compensation and benefits for our named executive officers that would have become payable if a named executive officer’s employment had terminated on February 28, 2013 (being the end of fiscal 2013), based on the terms and conditions of our agreements, plans, and arrangements. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as our 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life and disability insurance programs, and medical, dental and vision benefits.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the nature of or basis for such termination, the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and our stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Board or Human Resources Committee regarding the payment of compensation and benefits. As of February 28, 2013, no named executive officers (other than Mr. Richard Sands and Mr. Wilson) were eligible for retirement as that term is defined in our executive employment agreement and Long-Term Stock Incentive Plan.

Severance Benefits. The severance benefits contained in the employment arrangements for named executive officers are described above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Severance Benefits” and in the “Employment Agreements”

subsection immediately above. The following table presents information concerning the severance payments each named executive officer would have received if that executive had qualified for benefits under his respective employment agreement in connection with a termination of employment as of February 28, 2013:

Name	Severance Pay ($)(1)	Medical and Dental ($)(2)	Aircraft / Automobile ($)(3)	Product Allowance ($)(4)	Outplacement and Relocation Services ($)(5)	Estimated Excise Tax Gross-Ups ($)(6)	Total ($)
Robert Sands	9,451,963	54,700	715,166	30,000	40,000	—	10,291,829
Richard Sands	9,335,516	65,102	1,314,848	30,000	40,000	—	10,785,466
Robert Ryder	2,288,209	38,684	19,200	10,000	40,000	—	2,396,093
John A. (Jay) Wright	2,130,970	36,467	NA	NA	215,252	NA	2,382,689
W. Keith Wilson	2,088,468	44,731	19,200	10,000	40,000	—	2,202,399

(1)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent (i) three times the base salary in effect on February 28, 2013 and (ii) three times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2013). For the other named executive officers, these amounts represent (i) two times the base salary in effect on February 28, 2013 and (ii) two times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2013).

(2)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2013 for a period of 36 months. For the other named executive officers, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2013 for a period of 24 months.

(3)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the estimated aggregate incremental cost of continued personal use of our aircraft for three years (when not needed by us for business purposes) at comparable levels to that provided over the three year period prior to February 28, 2013 (including fiscal 2013). For the other named executive officers (except for Mr. Wright), these amounts represent the total of 24 monthly cash payments pursuant to our annual automobile allowance program as in effect on February 28, 2013.

(4)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the value of continued participation in our annual product allowance program as in effect on February 28, 2013 for a period of three years. For the other named executive officers (except for Mr. Wright), these amounts represent the value of continued participation in our annual product allowance program as in effect on February 28, 2013 for a period of two years.

(5)	We have estimated the cost of providing each named executive officer with 18 months of outplacement services at $40,000. Mr. Wright’s amount also includes an estimate of $175,252 for the cost of relocation services back to Canada, including a tax gross-up estimated at $21,772, pursuant to our relocation policy. Such relocation expenses would only be incurred, however, if Mr. Wright were to make a request, within 90 days of a qualifying termination event, to return to Canada.

(6)	We do not believe any excise tax gross-up payments would have been incurred in connection with a termination of the employment of any named executive officer on February 28, 2013 due to a change in control. Pursuant to the terms of his employment agreement, Mr. Wright is not eligible for an excise tax gross up payment under such circumstances. Instead, the severance payment to Mr. Wright would either be reduced to an amount $1 below that which would subject him to the excise tax or, if it would provide a greater net payment to him after his payment of any excise tax, he would receive his full severance payment without any gross-up payment from us.

Equity Awards. The unvested equity awards held by each of the named executive officers are described above in the Outstanding Equity Awards at February 28, 2013 table. We made each of those awards pursuant to our Long-Term Stock Incentive Plan. In accordance with that plan and our related award agreements, except as noted below, no accelerated vesting of stock options, restricted stock, RSUs, or PSUs would have occurred as of February 28, 2013 in the event of a voluntary termination by a named executive officer or an involuntary termination by us, whether with or without cause.

Generally, a participant, including any named executive officer, would (i) forfeit any unvested restricted stock, RSUs and PSUs and (ii) would have either 30 days from termination for stock option grants made prior to July 26, 2007 or 90 days from termination for stock option grants made on or after July 26, 2007 to exercise vested option awards (or, if earlier, until the option expiration date). However, in the event of death, disability or retirement (which requires a participant to be at least 60 years of age and have 10 years of service), the unvested stock options of a plan participant, including any named executive officer, would then vest and remain exercisable for one year from such event (or, if earlier, until the stock option expiration date). Mr. Richard Sands and Mr. Wilson would each have been eligible for such retirement treatment regarding their stock options on February 28, 2013. In the event of death or disability (but not retirement) of a participant, any unvested restricted stock, RSUs, and the target number of PSUs of a plan participant would also vest. Generally, unvested stock options, restricted stock, RSUs and, pursuant to the terms of the PSU agreements, the target number of PSUs will also vest under the plan in the event of a change in control (as defined in the plan and award agreements). In addition, the Committee has discretion to revise or amend outstanding equity awards. For example, the Committee has approved the acceleration of the service vesting of Mr. Wilson’s fiscal 2012 PSUs to coincide with his planned retirement.

The values of (i) unvested in-the-money stock options, (ii) unvested restricted stock and RSUs, and (iii) the target amount of unvested PSUs held by each of the named executive officers as of February 28, 2013 (based on the New York Stock Exchange closing price of $44.24 for a share of Class A Stock on February 28, 2013) were as follows:

Name	Unvested In-the-Money Stock Options ($)	Unvested Restricted Stock and RSUs ($)	Unvested PSUs at Target ($)
Robert Sands	19,257,550	6,542,255	6,134,982
Richard Sands	28,021,372	1,060,654	—
Robert Ryder	6,968,557	1,925,325	1,805,434
John A. (Jay) Wright	6,080,553	4,570,700	1,686,429
W. Keith Wilson	6,360,257	1,757,744	1,648,382

Annual Management Incentive Plan Payments. Our Annual Management Incentive Plan is described above in the Compensation Discussion and Analysis under the heading “Short-Term Cash Bonus Awards” and subheading “Annual Management Incentive Plan – Fiscal 2013.” The fiscal 2013 award program adopted under the plan provided that, in the event a named executive officer’s employment terminated for any reason prior to the end of the fiscal year, the executive would forfeit all rights to an award under the plan for that year. However, since February 28, 2013 was the end of our fiscal year, a named executive officer whose employment terminated for any reason as of that date could receive an annual payment for fiscal 2013 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2013 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. Our supplemental executive retirement plans are described above under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2013, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective plan account balance set forth above in the table included under the heading “Nonqualified Deferred Compensation.” In addition, because February 28, 2013 was the end of our fiscal year, each named executive officer would also have received a contribution to his 2005 Supplemental Executive Retirement Plan account with respect to fiscal 2013. These contribution amounts for each named executive officer are set forth above in the table included under the heading “Nonqualified Deferred Compensation” and in footnote (4) to the Summary Compensation Table.

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments under the 2005 Supplemental Executive Retirement Plan would be made in compliance with Section 409A of the Internal Revenue Code, usually six months after termination. The plans would automatically terminate, all participant accounts would vest, and we would make similar lump sum payments of account balances to participants in the event of a change in control as defined by the plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Ms. Abigail Bennett is the niece of Mr. Robert Sands and Mr. Richard Sands. As described above under the heading “Beneficial Ownership” and subheading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock,” Ms. Bennett has either sole or shared power to vote or dispose more than 5% of one or more classes of our stock (although she disclaims beneficial ownership of substantially all these shares). Ms. Bennett’s husband, Mr. Doug Bennett, holds a less than 20% equity interest in Achieve Brand Integrity LLC (“Brand Integrity”), a private company that provides consulting and software solutions to help companies define their brand, align and engage employees, and create greater accountability for delivering positive customer experiences. During fiscal 2013, we paid Brand Integrity approximately $12,000 for leadership development consulting services and signed a contract for approximately $150,000 with Brand Integrity for consulting services and software rights associated with the development of a global employee recognition program. None of these fees exceed the standard rates charged by Brand Integrity to its other customers for such services and rights.

Mr. Robert Sands and Mr. Richard Sands each own a one-third interest in RHD Capital Ventures LLC, which, in turn, owns various hotel properties. The remaining one-third interest in RHD Capital Ventures is owned equally by Ms. Abigail Bennett and Mr. Zachary Stern, who are the niece and nephew, respectively, of Mr. Robert Sands and Mr. Richard Sands. We use two hotels that are owned, directly or indirectly, by RHD Capital Ventures (specifically the Inn on the Lake in Canandaigua, New York and the Seagate Hotel and Beach Club in Delray Beach, Florida) from time to time for Company functions and employee lodging. We pay these hotels at not more than their standard rates for these services. During fiscal 2013, we paid an aggregate of approximately $134,000 for these services.

By an agreement dated December 20, 1990, we entered into a split-dollar insurance agreement with a trust established by the late Mr. Marvin Sands of which Mr. Robert Sands is the trustee. Pursuant to the agreement, in prior years we paid the annual premium on an insurance policy held in the trust, and the trust has reimbursed us for the portion of the premium equal to the “economic benefit” to Mr. Marvin and/or Mrs. Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The policy is a joint life policy payable upon the death of Mrs. Marilyn Sands, as the survivor of the two insureds, with a face value (including paid up additional insurance) of approximately $9.0 million as of March 27, 2013. Pursuant to the terms of the trust,

Mr. Robert Sands (in his individual capacity), Mr. Richard Sands and the children of Dr. Laurie Sands (the deceased sister of Mr. Robert Sands and Mr. Richard Sands) will each receive one-third of the proceeds of the policy (after the repayment of the indebtedness to us out of such proceeds as described below) if they survive Mrs. Marilyn Sands. While we have made no premium payment on behalf of the trust since fiscal 2002, from the inception of the agreement through the end of fiscal 2002, we paid aggregate premiums, net of reimbursements, of approximately $2.4 million. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to us and is secured by a collateral assignment of the policy. As of March 27, 2013, the net death benefit under the policy was approximately $3.5 million. Upon the termination of the agreement, whether by the death of Mrs. Marilyn Sands or earlier cancellation, we are entitled to be repaid by the trust the amount of indebtedness outstanding at that time.

Policy Regarding Related Person Transactions

The Board has adopted a written policy providing that all related person transactions or series of similar transactions required to be disclosed pursuant to Regulation S-K Item 404(a) must be presented to the Corporate Governance Committee of the Board for pre-approval or ratification. The policy requires each of our (i) directors, (ii) executive officers, and (iii) security holders known by the Company to own of record or beneficially own more than 5% of any class of our voting securities to notify the General Counsel promptly and, wherever possible, in advance of the occurrence of any potential related person transaction in which such individual is directly or indirectly involved.

The General Counsel is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Regulation S-K Item 404(a) are presented to the Corporate Governance Committee for pre-approval or ratification by members of the committee in their discretion at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Corporate Governance Committee may reasonably request. If a potential related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel under the policy with respect to that transaction.

The Corporate Governance Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Corporate Governance Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. We are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) since the beginning of fiscal 2013 that has not been pre-approved or ratified pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A Stock, Class B Stock or Class 1 Stock. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all such reports they file. Based solely upon review of copies of such reports furnished to us and related information, we believe all filing requirements were complied with in a timely manner during fiscal 2013, except that Mr. Jerry Fowden inadvertently had one late Form 4 filing involving one transaction.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

The Board has nominated eleven (11) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Mr. Jerry Fowden, Mr. Barry A. Fromberg, Ms. Jeananne K. Hauswald, Mr. Robert L. Hanson, Mr. James A. Locke III, Mr. Richard Sands, Mr. Robert Sands, Ms. Judy A. Schmeling, Mr. Paul L. Smith, Mr. Keith E. Wandell, and Mr. Mark Zupan, all of whom are currently serving as directors of the Company until the Meeting and until their successors are elected and qualified. Of the eleven nominees, Mr. Fromberg, Ms. Hauswald and Mr. Smith have been designated as the three (3) nominees to be elected by the holders of Class A Stock, voting as a separate class. The remaining eight (8) nominees are to be elected by the holders of Class A Stock and Class B Stock, voting together as single class.

Each of these nominees was recommended to the Board by the Corporate Governance Committee. In making its recommendation, the Corporate Governance Committee considered (i) the experience, qualifications, attributes, and skills of each nominee as set forth in the biographies below, (ii) each director’s past performance on and contributions to the Board, and (iii) which director nominees should be presented for election by the holders of Class A Stock and which director nominees should be presented for election by the holders of Class A Stock and Class B Stock, voting as a single class. Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The reported age of each nominee as presented in the following biographies is as of June 7, 2013.

Jerry Fowden	Director since 2010

Mr. Fowden, age 56, has served as Chief Executive Officer of Cott Corporation, a private label non-alcoholic beverage manufacturer, since February 2009 and as a member of Cott’s Board of Directors since March 2009. Prior to that, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s Board of Directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with AB InBev S.A. Belgium, a beverage alcohol company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to

2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, from 2001 to 2002. During the past five years, Mr. Fowden also served as a director of Chesapeake Corporation (now known as Canal Corporation). Mr. Fowden is a current chief executive officer of a public company and brings to the Board his extensive experience in executive leadership, the beverage industry, and international operations.

Barry A. Fromberg	Director since 2006

Mr. Fromberg, age 58, has served as Chief Financial Officer of Hospitalists Now, Inc., a technology-enabled health care services company, since June 2010. Prior to that, Mr. Fromberg was Chief Financial Officer of Goodman Networks, Inc., a telecommunications services company, from March 2010 through May 2010. Mr. Fromberg served as Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services, and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant. Mr. Fromberg has not served as a director of any other public company during the past five years. Mr. Fromberg brings to the Board extensive accounting, audit and financial reporting expertise, having served as chief financial officer of a public corporation as well as having held senior financial and leadership roles at a variety of public and private corporations over the course of his career.

Robert L. Hanson	Director since 2013

Mr. Hanson, age 50, has been since January 2012, Chief Executive Officer and a Director of American Eagle Outfitters, Inc., a leading global specialty retailer of clothing, accessories and personal care products. Mr. Hanson previously served Levi Strauss & Co. from 1988 to 2011 in a variety of important leadership roles across multiple brands where he led cross-functional teams, including merchandising, product development, multi-channel operations, marketing and creative teams, in addition to a full support staff. Mr. Hanson’s most recent roles at Levi’s included serving as Global President of the Levi’s Brand from 2010 to 2011; President, Levi’s Strauss Americas/North America from 2006 to 2010; President, Levi’s Brand U.S. from 2001 to 2006 and President/Vice President, Levi’s Europe/Africa/Middle East from 1998 to 2001. Mr. Hanson is a current chief executive officer of a public company and brings to the Board extensive knowledge and understanding of global operations, management and stewardship of premium brands.

Jeananne K. Hauswald	Director since 2000

Ms. Hauswald, age 69, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald served on the Board of Directors of Thomas & Betts Corporation from 1993 to 2012 and has not served as a director of any other public company during the past five years. Ms. Hauswald brings to the Board extensive experience in the areas of human resource management, corporate finance, as well as substantial knowledge of the international beverage alcohol industry.

James A. Locke III	Director since 1983

Mr. Locke, age 71, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is Senior Counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm. Mr. Locke has not served as a director of any other public company during the past five years. Mr. Locke brings to the Board his extensive knowledge in the areas of business and corporate law, corporate governance, and mergers and acquisitions. He also has had direct experience with the Company and its management since the Company first became a public company, including through his 30 years of service on the Board. As a result, he is able to have a broad understanding of and provide insight and guidance with respect to the Company’s development and strategies. He currently serves as the lead director.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 62, is the Chairman of the Board of the Company. He has been employed by the Company in various capacities since 1979. Mr. Sands was elected Chairman of the Board in September 1999. He served as Chief Executive Officer from October 1993 to July 2007, as President from May 1986 to December 2002, as Chief Operating Officer from May 1986 to October 1993, and as Executive Vice President from 1982 to May 1986. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Robert Sands, the President and Chief Executive Officer, and a son of the Company’s founder, the late Mr. Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board a depth and breadth of knowledge of the Company based on his nearly 35 years of service, which includes over 13 years of service as Chief Executive Officer. Mr. Sands has extensive experience with the Company’s management, operations and strategic direction, as well as substantial knowledge regarding the beverage alcohol industry.

Robert Sands	Director since 1990

Mr. Sands, age 54, is President and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in July 2007 and was appointed President in December 2002. Mr. Sands also served as Chief Operating Officer from December 2002 to July 2007, as Group President from April 2000 through December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Richard Sands, the Chairman of the Board, and a son of the Company’s founder, the late Mr. Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board over 25 years of experience in a variety of legal, operational, and management roles at the Company, including approximately six years of service as Chief Executive Officer. He also possesses substantial knowledge of, and has extensive relationships within, the beverage alcohol industry.

Judy A. Schmeling	Director since 2013

Ms. Schmeling, age 53, has been since May 2013, Chief Operating Officer and Chief Financial Officer of HSN, Inc., an interactive multichannel retailer with two operating segments, HSN and Cornerstone. From August 2008 to May 2013, Ms. Schmeling served as HSN, Inc.’s Executive Vice President and Chief Financial Officer. Prior to that, Ms. Schmeling held positions of increasing responsibility within the HSN operating segment. She served as Executive Vice President and Chief Financial Officer of

HSN (when it was IAC Retailing) from February 2002 to August 2008; as Senior Vice President, Finance from November 1999 to February 2002; as Chief Operating Officer of international operations from January 2001 to February 2002; as Vice President, Strategic Planning and Analysis from January 1998 to November 1999; and as Director of Investor Relations and Operating Vice President, Finance from September 1994 to January 1998 (during the time when HSN was a separately traded public company). Ms. Schmeling has not served as a director of any other public company during the past five years. Ms. Schmeling is a chief operating officer and chief financial officer of a public company and brings to the Board extensive accounting and financial expertise and valuable experience associated with operations as well as with the oversight of treasury, financial planning and analysis, tax, and investor relations functions.

Paul L. Smith	Director since 1997

Mr. Smith, age 77, retired from Eastman Kodak Company in 1993 after working there for 35 years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, he served on the Board of Directors of Eastman Kodak Company. Mr. Smith served a term on the Financial Accounting Standards Advisory Council. Mr. Smith served as a member of the Board of Directors of Home Properties, Inc. from 1994 to 2011 and has not served as a director of any other public company during the past five years. As a former chief financial officer of an international company, Mr. Smith brings to the Board extensive accounting, audit and financial reporting expertise that is complemented by his extensive experience serving as a director of public companies, including more than 15 years of service on our Board.

Keith E. Wandell	Director since 2011

Mr. Wandell, age 63, is Chairman of the Board, Chief Executive Officer and President of Harley-Davidson, Inc., a global motorcycle manufacturer. He has served as Chairman since February 2012 and as Chief Executive Officer, President and a director since 2009. Mr. Wandell was formerly the President and Chief Operating Officer of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions from 2006 to 2009. He also served at Johnson Controls as Executive Vice President from 2005 to 2006, Corporate Vice President from 1997 to 2005, President of the Automotive Experience business from 2003 to 2006, and President of the Power Solutions business from 1998 to 2003. He is also a director of Dana Holding Corporation and has not served as a director of any other public company during the past five years. Mr. Wandell is a current chief executive officer of a public company and brings to the Board his expertise in executive leadership, international business matters, operations and oversight of a global premium brand.

Mark Zupan, Ph.D.	Director since 2007

Mr. Zupan, age 53, is Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester. He has held this position since January 2004. Mr. Zupan previously served as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Prior to that, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as Associate Dean of master’s degree programs. Mr. Zupan served as a member of the Board of Directors of PAETEC Holding Corp. from 2006 until 2011 and has not served as a director of any other public company during the past five years. Mr. Zupan brings to the Board an in-depth knowledge of economics, significant leadership experience having served as dean at two prestigious business schools, and a high level of financial literacy.

Additional information concerning the director nominees is set forth under the headings “Certain Relationships and Related Transactions” above and “The Board of Directors and Committees of the Board” below. For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the tables and the footnotes thereto under the heading “Beneficial Ownership” above.

Director Compensation

Our compensation program for non-management members of the Board currently runs on an annual cycle starting with the first Board meeting following the Annual Meeting of Stockholders and includes compensation in the form of cash, restricted stock, and stock options.

The cash component of non-management director compensation currently consists of (i) an annual retainer of $70,000, payable in quarterly installments of $17,500, (ii) a Board meeting fee of $2,500 for each Board meeting attended, (iii) a committee meeting fee of $1,500 for each meeting attended, and (iv) an annual fee of $15,000 (payable in quarterly installments of $3,750) to the Chair of each committee.

Equity awards are another element of non-management director compensation. Equity awards in the form of stock options, stock appreciation rights, restricted stock, RSUs, PSUs, and other stock-based awards are available for grant under our Long-Term Stock Incentive Plan. Each non-management director currently receives annually, if and as approved by the Board, a stock option grant and a restricted stock award. Under our current compensation program for non-management directors, (i) the annual stock option grant is not to exceed the number of option shares for Class 1 Stock obtained by dividing $140,000 by the closing price of a share of Class A Stock on the date of the grant and (ii) the annual restricted stock award is not to exceed the number of restricted shares obtained by dividing $70,000 by the closing price of a share of Class A Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant the vesting provisions for that grant, historically these stock option grants vest six (6) months following the date of grant and these restricted stock awards vest one (1) year following the date of grant.

Consistent with this compensation program, on July 27, 2012 we awarded a stock option grant to purchase up to 4,824 shares of Class 1 Stock to each non-management director who then served on the Board. These awards reflected an exercise price of $29.02 per share and an exercise period of January 27, 2013 through July 27, 2022. In addition, on July 27, 2012 each non-management director who then served on the Board was also granted 2,412 restricted shares of Class A Stock. On the date of these grants, the closing price of Class A Stock was $29.02 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 27, 2013 or earlier in the event a director dies or becomes disabled, we undergo a change in control, or the director’s term expires without him or her being renominated other than for cause.

On February 27, 2013, Mr. Hanson and Ms. Schmeling were elected to the Board. Each received a stock option grant and a restricted stock award for the period from their appointment to the Board through this year’s Annual Meeting. Specifically, on February 27, 2013 Mr. Hanson and Ms. Schmeling each received a stock option grant to purchase up to 1,306 shares of Class 1 Stock at an exercise price of $44.65 per share and an exercise period of August 27, 2013 through February 27, 2023 and 653 restricted shares of Class A Stock which are scheduled to vest on February 27, 2014. During fiscal 2014, each will also receive a prorated portion of the July 27, 2012 annual retainer for the period of service from March 1, 2013 through this year’s Annual Meeting.

We reimburse our directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. We also provide our directors with complimentary products having a value of up to $5,000 per calendar year.

In fiscal 2013, we commenced a charitable matching program pursuant to which we will match donations by employees and directors up to $2,500 per person per fiscal year to charitable organizations focused on health, education or the arts. Non-management directors are eligible to participate on the same terms as employees. However, no non-management director participated in this program in fiscal 2013.

Our current non-management directors are Mr. Fowden, Mr. Fromberg, Mr. Hanson, Ms. Hauswald, Mr. Locke, Ms. Schmeling, Mr. Smith, Mr. Wandell, and Mr. Zupan. The remaining two directors, Mr. Robert Sands and Mr. Richard Sands, who are also employees of the Company, receive no compensation for serving as directors.

The Board is expected to consider director compensation at a future Board meeting at which time the compensation paid to non-management directors may be modified. The Corporate Governance Committee advises the Board with regard to compensation of non-management directors. That committee engaged Towers Watson to assist with its review and analysis of director compensation data and to provide advice on matters relating to non-management director compensation during fiscal 2013. Management personnel within the Human Resources Department support the Corporate Governance Committee and the Board in their work concerning non-management director compensation. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, the Executive Vice President and General Counsel, and the Executive Vice President and Chief Human Resources Officer, may make recommendations or provide information to, or answer questions from, the Corporate Governance Committee and the Board regarding non-management director compensation.

Director Compensation in Fiscal 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jerry Fowden	92,500	69,996	49,565	—	212,061
Barry A. Fromberg	97,000	69,996	49,565	—	216,561
Robert L. Hanson (4)	—	29,156	22,494	—	51,650
Jeananne K. Hauswald	111,500	69,996	49,565	—	231,061
James A. Locke III	103,000	69,996	49,565	—	222,561
Judy A. Schmeling (4)	2,500	29,156	22,494	—	54,150
Paul L. Smith	117,250	69,996	49,565	—	236,811
Keith E. Wandell	92,500	69,996	49,565	—	212,061
Mark Zupan	97,000	69,996	49,565	—	216,561

(1)	These amounts represent the full grant date fair value of awards of restricted stock granted in fiscal 2013. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the directors. The aggregate number of shares of unvested restricted stock held at the end of fiscal 2013 was 2,412 shares by each non-management director other than Mr. Hanson and Ms. Schmeling who each held 653 shares.

(2)	These amounts represent the full grant date fair value of awards of stock options granted in fiscal 2013. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 15 of our financial statements in our 2013 Form 10-K. Except for the stock option grants to Mr. Hanson and Ms. Schmeling in February 2013, all fiscal 2013 stock option awards to directors fully vested during fiscal 2013 and we completely expensed these awards during fiscal 2013. These amounts reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual values that will be realized by the directors. The aggregate number of shares subject to stock option awards outstanding at the end of fiscal 2013 for each non-management director was: Mr. Fowden – 21,554; Mr. Fromberg – 46,561; Mr. Hanson – 1,306; Ms. Hauswald – 51,873; Mr. Locke – 51,873; Ms. Schmeling – 1,306; Mr. Smith – 29,418; Mr. Wandell – 11,341; and Mr. Zupan – 41,145.

(3)	The value of perquisites and other personal benefits provided to each of our non-management directors for fiscal 2013 was less than $10,000.

(4)	Ms. Schmeling and Mr. Hanson joined the Board on February 27, 2013, with Ms. Schmeling participating in a Board meeting held on that date and Mr. Hanson being elected to the Board effective after the conclusion of that meeting.

Compensation Committee Interlocks and Insider Participation

During all of fiscal 2013, Ms. Hauswald served as Chair of the Human Resources Committee of the Board and Messrs. Fowden and Wandell served as members of the Human Resources Committee. Mr. Hanson has served as a member of the Human Resources Committee since February 27, 2013. None of these individuals are or have ever been officers or employees of the Company. None of our executive officers served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of our Human Resources Committee or Board during fiscal 2013.

The Board of Directors and Committees of the Board

On December 19, 2003, the Board adopted revised Board of Directors’ Corporate Governance Guidelines containing categorical standards for determining director independence. These standards, which were most recently revised on October 4, 2012, are designed to satisfy the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors’ Corporate Governance Guidelines, including the categorical standards, are available on our website at www.cbrands.com/investors/corporate-governance.

The Board has affirmatively determined that each current member of the Board, other than Mr. Robert Sands and Mr. Richard Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, each director, other than Mr. Robert Sands and Mr. Richard Sands, is independent, and a majority of the members of the current Board are independent. As part of its oversight of director independence, the Board has considered the following relationships. Mr. Locke serves as Senior Counsel to our principal outside counsel, Nixon Peabody LLP, and as an uncompensated director of Friends of the Constellation Brands-Marvin Sands Performing Arts Center, Inc. (“CMAC”). CMAC is a registered New York charity to which we make payments for naming rights and for food and entertainment at CMAC events and for which several of our employees, including Mr. Richard Sands, serve as uncompensated officers or directors or otherwise volunteer their time. In the past, we have also made donations to this charity. During fiscal 2013, one of our Canadian subsidiaries received packaging services pursuant to an arm’s length agreement with Cott Corporation, where Mr. Fowden serves as Chief Executive Officer. During fiscal 2013, we made donations of less than $50,000 to the University of Rochester. Mr. Richard Sands serves as a member of the Board of Trustees of that entity and Mr. Zupan serves as Dean of the William E. Simon Graduate School of

Business Administration at the University of Rochester. We also made donations of less than $10,000 to the George Eastman House. Messrs. Locke and Smith serve as uncompensated members of the Board of Directors of that charity. These relationships are not considered to be material relationships that would impair a director’s independence under our categorical standards of independence.

Our Board of Directors’ Corporate Governance Guidelines provide that there is no pre-determined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if the roles are to be separate, whether or not the Chairman of the Board should be a non-management director. If the Chief Executive Officer serves as Chairman of the Board or if there is a separate Chairman of the Board who is also a member of management, our Corporate Governance Guidelines provide for the designation of one of the independent directors as lead director. The lead director schedules and presides at executive sessions of non-management directors (and, if any non-management director is not independent, executive sessions of independent directors). As required, the lead director also facilitates communication between other members of the Board and the Chairman of the Board or the Chief Executive Officer. Since our Chairman of the Board, Mr. Richard Sands, serves as a member of management, a lead director has been designated. Currently, Mr. Locke serves in this capacity. Our Corporate Governance Guidelines provide that there is no fixed schedule for the rotation of the lead director, although rotation may be desirable from time to time. We believe this structure is appropriate as it provides us with a Chairman who is a significant stockholder and has provided nearly 35 years of service to us, including over 13 years of service as Chief Executive Officer; a current Chief Executive Officer who is also a significant stockholder and has provided more than 25 years of service to us in a variety of roles, including six years of service as Chief Executive Officer; as well as an independent lead director to oversee executive sessions of the Board and to facilitate communications as necessary among management and non-management directors.

The Board held eight (8) meetings during fiscal 2013. In addition, the non-management members of the Board, all of whom are independent, meet periodically in regularly scheduled sessions without management. Stockholders or other interested parties may arrange to communicate directly with the directors, the lead director, or the non-management directors as a group by writing to them in the care of Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. We will forward all such communications (other than unsolicited advertising materials).

Committees of the Board include a standing Audit Committee, Corporate Governance Committee and Human Resources Committee. Each member of these committees is independent in accordance with the applicable requirements of the New York Stock Exchange’s listing standards, the Securities and Exchange Commission, and the categorical standards of independence contained within our Board of Directors’ Corporate Governance Guidelines. In addition, each committee operates under a written charter that was approved by the Board and is available on our website at www.cbrands.com/investors/corporate-governance.

During fiscal 2013, each of the incumbent directors attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served during his or her period of service. Mr. Hanson and Ms. Schmeling were appointed to our Board in February 2013. Ms. Schmeling attended the only Board meeting for which she was eligible to participate during fiscal 2013. She was not eligible to participate at any meetings of a committee of the Board during fiscal 2013. Mr. Hanson was not eligible to participate during fiscal 2013 at any meetings of the Board or any committee of the Board. Our directors are encouraged to attend each annual meeting of stockholders, and all directors attended our 2012 Annual Meeting of Stockholders (other than Mr. Hanson and Ms. Schmeling who were not members of the Board at that time).

Audit Committee. The Audit Committee is a standing committee currently composed of Mr. Smith (Chair), Mr. Fromberg, Ms. Schmeling, and Mr. Zupan, each of whom the Board has determined is (i) independent (as independence is determined for audit committee members under New York Stock Exchange listing standards) and (ii) an audit committee financial expert. Mr. Zupan’s relevant experience includes serving as Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester and as a former member of the Audit Committee of PAETEC Holding Corp. He also holds a Ph.D. in Economics. Additional information regarding the experience of each committee member is set forth under the heading “Director Nominees” above. No committee member simultaneously serves on the audit committees of more than two other public companies. This committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices. In addition, this committee maintains a line of communication between the Board and our financial management, internal auditors, and independent registered public accounting firm. The Audit Committee held nine (9) meetings during fiscal 2013.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of Mr. Locke (Chair), Ms. Hauswald, and Mr. Smith. This committee functions as the nominating committee of the Board. The Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for each annual meeting of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends corporate governance guidelines to the Board, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer, a director to serve as Chairman of the Board, and, if applicable, an independent director to serve as lead director. In addition, this committee advises the Board with regard to compensation for the non-management directors and reviews related person transactions involving the Company and its directors, executive officers or significant stockholders. This committee held four (4) meetings during fiscal 2013.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Corporate Governance Committee has from time to time engaged the services of an independent third-party search firm in order to assist it in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance Committee. A third-party search firm identified Mr. Hanson and Ms. Schmeling as potential director candidates. Their qualifications were subsequently reviewed by the Corporate Governance Committee with the assistance of the search firm, and Mr. Hanson and Ms. Schmeling were appointed to the Board effective February 27, 2013 based in part on the recommendation of the Corporate Governance Committee.

The Corporate Governance Committee will consider director nominations by our stockholders. Nominations by stockholders must include sufficient biographical information so that the committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

Pursuant to our Board of Directors’ Corporate Governance Guidelines, individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Corporate Governance Committee in its assessment of candidates. The Board, however, has not adopted any objective diversity-driven criteria or composition requirements. The Board seeks individuals having knowledge and experience in such disciplines as finance and accounting, international business, marketing, law, human resources and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Corporate Governance Committee assists the Board by selecting or recommending prospective director candidates who it believes will enhance the overall diversity of the Board.

To be considered for nomination at the 2014 Annual Meeting of Stockholders, stockholder submissions for nomination must be received in writing at our offices, to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564 no later than February 17, 2014. Potential nominees recommended by a stockholder in accordance with these procedures will receive the same consideration and be evaluated in the same manner as other potential nominees.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Ms. Hauswald (Chair), Mr. Fowden, Mr. Hanson, and Mr. Wandell. This committee functions as the compensation committee of the Board. The Human Resources Committee fulfills the Board’s responsibilities relating to the compensation of our executives, including the Chief Executive Officer, and has engaged an independent consultant, Towers Watson, to assist the committee in its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors, among other matters, the following: our human resources policies and procedures as they relate to our goals and objectives and good management practices; our material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters, and the management of human resources capital; and our procedures and internal controls that relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves each element of his compensation, as well as the compensation of our other executive officers. This committee presently administers our Long-Term Stock Incentive Plan, Annual Management Incentive Plan, and 1989 Employee Stock Purchase Plan, and reviews our senior management development and succession plans as well as other important human resources issues. As described above in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Equity Award Granting Practices,” the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards in certain circumstances. This committee also reviews with management each Compensation Discussion and Analysis and, as appropriate, recommends to the Board that it be included in our applicable filings with the Securities and Exchange Commission. The Human Resources Committee held five (5) meetings during fiscal 2013.

Risk Oversight. The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this oversight role at multiple levels. In connection with its oversight of our strategic direction as well as operations of our business units and corporate functions, the Board considers and addresses the primary risks associated with those strategic plans, units and functions on a macro level. In addition, each Board committee addresses the risks specific to the function of that committee. In particular, the Board committees address the following risks:

•	As part of its oversight responsibilities, the Audit Committee reviews and assesses our major financial risk exposures and the manner in which such risks are being monitored and controlled.

•

As part of its oversight of executive compensation matters, the Human Resources Committee considers whether our executive or other compensation programs and practices give rise to significant risks to us. In April 2013, this committee received a report from its independent compensation consultant analyzing our executive compensation programs for potential risks created by such programs. The committee also received a comparable report with respect to our non-executive compensation programs prepared by the Human Resources Department and reviewed by the Legal and Internal Audit Departments. This committee’s review process did not identify any compensation-related risks that it considered reasonably likely to have a material adverse effect on us.

•

As part of its activities, the Corporate Governance Committee oversees risks related to our governance structure and processes as well as potential risks arising from related person transactions and our processes for mitigating such risks.

We have created a management committee named the Risk Management Oversight Committee. This committee is comprised of members of management whose job functions relate to a wide variety of risk-sensitive areas, including operations, internal audit, finance, accounting, legal, human resources, and information technology. The committee meets periodically for the purposes of identifying and assessing risks that we face and developing and implementing processes and procedures to manage, mitigate or otherwise address identified risks. To facilitate the Board’s and the Board committees’ oversight functions as they relate to risk issues, the Risk Management Oversight Committee periodically reports to, and receives comments from, the Board and the Audit Committee.

Compensation Consultant. As discussed in the Compensation Discussion and Analysis (under the heading “How Executive Compensation is Established” and subheading “Independent Compensation Consultant”) and also under the subheading “Human Resources Committee” above, the Human Resources Committee directly engaged a compensation consultant, Towers Watson, to assist with its review and analysis of executive compensation matters during fiscal 2013. The scope of services performed generally consisted of the following:

•	a peer group review;
•	a review of incentive plan design competitive market practices and policies;
•	a review of Chairman of the Board compensation;
•	a competitive review of executive compensation;
•	a pay-for-performance review;
•	an assessment of the difficulty of performance goals;
•	a compensation risk assessment;

•	a review of the Compensation Discussion and Analysis;
•	participation at Human Resources Committee meetings; and
•	periodic updates concerning executive compensation regulations and trends.

As discussed under the heading “Director Compensation” above, the Corporate Governance Committee engaged Towers Watson to assist with its review and recommendations concerning the non-management director compensation program for action by the Board in July 2012. The agreement provided that Towers Watson would conduct a competitive review of director pay relative to directors serving at companies within our executive compensation peer group and include a review of the following:

•	pay levels by element (e.g., retainer, meeting fees, and committee fees);
•	pay levels in aggregate;
•	mix of pay;
•	other pay practices and policies, such as stock ownership guidelines; and
•	recent trends in outside director pay.

During fiscal 2013, Towers Watson did not provide us with any significant additional services.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

In connection with the preparation and filing of our 2013 Form 10-K, the Audit Committee met, reviewed and discussed with our management and with KPMG LLP, our independent registered public accounting firm, our audited financial statements and related disclosures and KPMG LLP’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with KPMG LLP, with respect to the fiscal year ended February 28, 2013, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90 (AICPA, Professional Standards, Vol. 1, Codification of Statements on Auditing Standards AU §380), “Communications with the Audit Committee,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has discussed with KPMG LLP the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to us is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2013 Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:

Paul L. Smith (Chair)

Barry A. Fromberg

Judy A. Schmeling

Mark Zupan

Vote Required

A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the three (3) directors to be elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class A Stock and Class B Stock voting together as a single class is required for the election of the eight (8) directors to be elected by the holders of the Class A Stock and Class B Stock voting as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” all nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR all of the nominees for whom you are entitled to vote.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 2, 2013, the Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2014. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following table shows the amounts that were billed to us by KPMG LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

Fee Type	Fiscal Year Ended February 28, 2013 ($)	Fiscal Year Ended February 29, 2012 ($)
Audit Fees	3,830,219	3,948,237
Audit-Related Fees	24,258	371,892
Tax Fees	163,255	84,023
All Other Fees	191,339	—

Total	4,209,071	4,404,152

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K, annual audit of the effectiveness of our internal control over financial reporting, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for the indicated fiscal year, statutory audits of certain of our subsidiaries, and services relating to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Audit-Related Fees. These amounts relate to professional services for various employee benefit plan audits.

Tax Fees. These amounts relate to professional services for tax compliance, tax advice, and tax planning.

All Other Fees. These amounts represent all products and services provided to the Company by KPMG LLP other than services disclosed in the categories above and relate specifically to professional services concerning a system assessment project and due diligence matters associated with an acquisition.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by our independent registered public accounting firm. The committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal years ended February 28, 2013 and February 29, 2012 were pre-approved in accordance with this policy. These services have included audit services, audit-related services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past two fiscal years.

Vote Required

The adoption of Proposal 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related Securities and Exchange Commission rules require us to obtain an advisory vote from our stockholders on the compensation of our named executive officers as disclosed in this Proxy Statement, which is often referred to as a “say-on-pay” vote.

As described above in the Compensation Discussion and Analysis, we have designed the elements of our executive compensation program to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value. We feel the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic imperatives. We believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

We conducted a say-on-pay vote at the 2012 Annual Meeting of Stockholders. At that meeting, stockholders approved our executive compensation as disclosed in the 2012 Proxy Statement with more than 97% of the vote being cast in favor of approval. The Committee considered and did not make any changes to our named executive officer compensation program as a result of that vote.

At the Meeting, we will propose that our stockholders adopt the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This vote is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this Proxy Statement. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Human Resources Committee. Even though it is non-binding, we will describe in our next Proxy Statement how we considered the results of this vote and how that consideration affected our executive compensation decisions and policies.

The adoption of the foregoing resolution requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and, accordingly, recommends that you vote “FOR” Proposal 3. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 4 — PROPOSED AMENDMENT AND RESTATEMENT OF THE

COMPANY’S 1989 EMPLOYEE STOCK PURCHASE PLAN

Each of the Company’s Board of Directors and the Human Resources Committee of the Company’s Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the Constellation Brands, Inc. 1989 Employee Stock Purchase Plan (the “Purchase Plan”). The Human Resources Committee approved the Purchase Plan on January 7, 2013 and the Board approved the Purchase Plan on April 3, 2013.

The amendment and restatement of the Purchase Plan will (i) add a non-423 component to the Purchase Plan that could be used for offerings to existing international employees and to employees of certain international and domestic affiliates that do not qualify under the 423 component, (ii) refine the provisions addressing the coordination of the Purchase Plan with Section 409A of the Internal Revenue Code, and (iii) make certain other administrative, technical and conforming amendments to the provisions of, and definitions used in, the Purchase Plan. The amendment and restatement does not increase the number of shares reserved under the Purchase Plan.

The amendment and restatement of the Purchase Plan will become effective upon the approval of the stockholders of the Company. The following discussion summarizes certain provisions of the Purchase Plan as so amended and restated. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Plan, which was filed electronically with the Securities and Exchange Commission as an appendix to this Proxy Statement but is not included in the printed version of this Proxy Statement. A copy of the Purchase Plan is also available from the Company’s Secretary at 207 High Point Drive, Building 100, Victor, New York 14564.

Summary of Terms

The purpose of the Purchase Plan is to provide an opportunity for our employees who wish to become stockholders and/or to increase their stock ownership with a convenient method of doing so through accumulated payroll deductions. The Purchase Plan enables our eligible employees and eligible employees of our subsidiaries and affiliates to purchase, through payroll deductions, shares of our common stock at a discount from the market price of the stock at the time of purchase. The Purchase Plan consists of two components: a 423 component which is intended to, and a non-423 component which does not, qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

The Human Resources Committee of our Board will administer the Purchase Plan and may delegate to one or more persons the responsibility for the day-to-day operations of the Purchase Plan. All determinations and decisions by the Human Resources Committee regarding the interpretation or application of the Purchase Plan will be final and binding on all Purchase Plan participants. The Board and the Human Resources Committee are also authorized to adopt rules, procedures, and subplans with respect to the non-423 component of the Purchase Plan and for the operation of the Purchase Plan in jurisdictions outside of the United States. The Purchase Plan provides, to the extent allowable pursuant to applicable law, indemnification for directors, committee members, and employees against liabilities and expenses incurred in connection with certain claims or litigation arising out of or based upon any action or failure to act pursuant to the Purchase Plan.

All active employees, including executive officers (other than Mr. Robert Sands and Mr. Richard Sands), of the Company and its designated subsidiaries and affiliates are eligible to participate in the Purchase Plan as of the first day of the month following the start of their service as active employees unless the administrator determines for any offering that only employees who have been employed two or more years, customarily work more than twenty hours per week and more than five months per calendar year and are not “highly compensated employees” within the meaning of Section 414(q) of the Internal Revenue Code, may participate in the offering. However, no employee is eligible to participate in the 423 component of the Purchase Plan if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Purchase Plan) representing 5% or more of the total combined voting power or value of all classes of stock in the Company or any subsidiary. In addition, no employee is permitted to participate in the 423 component of the Purchase Plan if the rights of the employee to purchase our common stock under the Purchase Plan and all similar purchase plans maintained by us or our subsidiaries would accrue at a fair market value of such stock (determined at the time the right is granted) for each calendar year that exceeds the number of shares of common stock the employee is permitted to purchase under Section 423 of the Internal Revenue Code. As of May 28, 2013, approximately 4,790 employees are expected to be eligible to participate in the Purchase Plan.

Stock Subject to the Purchase Plan. No new shares are being reserved as a result of this amendment and restatement of the Purchase Plan. We have previously reserved an aggregate of 9,000,000 shares of our Class A Stock for issuance under the Purchase Plan. As of May 28, 2013, an aggregate of 2,022,824 shares were available under the Purchase Plan (of which, approximately 95,000 shares are subject to purchase during the current offering period). As of May 28, 2013, the closing price of our Class A Stock as reported on the New York Stock Exchange was $53.47 per share.

Enrollment. Eligible employees become participants in the Purchase Plan by completing an enrollment form authorizing payroll deductions and filing the enrollment form with the Company by the applicable enrollment date.

Offerings; Exercise Dates. Offering periods will begin and end on dates determined by the Human Resources Committee. During the term of the Purchase Plan there may be a series of offering periods (which periods may be consecutive or concurrent) and an offering period may have a number of exercise dates within an offering period, provided that no offering period shall exceed 27 months and the final offering period will end prior to the termination of the Purchase Plan.

Price and Payment. Upon enrollment, participants elect to have after-tax payroll deductions made on each pay day during the offering period until the participant withdraws from the Purchase Plan or the Purchase Plan is terminated. Participants may contribute up to 10% (or such lesser percentage as the Human Resources Committee may determine) of their compensation through payroll deductions or contributions, and the accumulated deductions or contributions will be applied to the purchase of whole shares on each exercise date provided that the number of shares of Class A Stock that a participant can purchase in any single offering period cannot exceed 25,000 shares, subject to certain adjustments, or such other maximum number established by the Human Resources Committee. Compensation for purposes of the Purchase Plan means a participant’s total cash compensation, but excludes overtime pay, bonuses and special pay (or as otherwise defined by the Human Resources Committee).

The purchase price per share will be established by the Human Resources Committee prior to each offering and shall be an amount equal to 85% of the lower of the fair market value per share on the first trading day of the offering period or on the exercise date, or an amount determined by the Human Resources Committee that is greater than such amount. The fair market value of a share of our Class A Stock on any date will equal the closing per share sales price of a share of our Class A Stock as reported on the New York Stock Exchange composite tape on the date of determination.

Termination of Participation. Participants may end their participation in an offering at any time at least 10 days before an exercise date. All of a participant’s payroll deductions or contributions credited to his or her account shall, at the discretion of the Human Resources Committee, (i) be retained in the participant’s account and used to purchase Class A Stock at the next exercise date, or (ii) be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the offering period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of Class A Stock will be made for such offering period.

Upon termination of employment for any reason, excluding retirement, any outstanding option shall be canceled and the balance in the account of a participant will be paid to the participant or his or her estate. If retirement occurs within three months of the exercise date, a participant may request in writing at any time prior to the exercise date that the participant’s account be applied as of the exercise date for the purchase of Class A Stock as if such retirement had not occurred; provided, however, that the Human Resources Committee may deny such request in its sole discretion. If no such election is made, the participant’s account will be refunded in cash, without interest. If a participant’s retirement occurs before three months prior to the exercise date, all outstanding options shall be canceled, future participation in the offering shall cease and the participant’s account shall be refunded.

Adjustment Provisions. Certain transactions with our stockholders not involving our receipt of consideration, such as a stock dividend, stock split, spin-off, rights offering or recapitalizations, may affect the per share value of shares of our Class A Stock. In the event of such a transaction, the Human Resources Committee will make appropriate adjustments to the maximum number of shares of our Class A Stock subject to the Purchase Plan, the maximum number of shares that may be purchased by an employee and the per share purchase price of shares of our Class A Stock.

In the event of a “change in control” (as defined in the Purchase Plan), all of the options of a participant shall become immediately exercisable at an exercise price that is the lesser of 85% of the fair market value of the Class A Stock on the enrollment date or the date of the change in control, unless directed otherwise by a resolution of the Board or the Human Resources Committee adopted prior to and specifically relating to the occurrence of such change in control.

Amendment and Termination of the Purchase Plan. Subject to applicable law and New York Stock Exchange rules, the Board or Human Resources Committee may at any time and from time to time make such changes in the Purchase Plan and additions to it as it deems advisable (including terminating the Purchase Plan); provided, however, subject to certain exceptions and except with respect to changes or additions in order to make the 423 component comply with Section 423 of the Internal Revenue Code, the Board or Human Resources Committee may not make any changes or additions which would adversely affect subscription rights previously granted under the Purchase Plan and may not, without the approval of the stockholders of the Company, make any changes or additions which would (i) increase the aggregate number of shares of Class A Stock subject to the Purchase Plan or which may be subscribed to by a participant, (ii) decrease the minimum purchase price for a share of Class A Stock, or (iii) change any of the provisions of the Purchase Plan relating to eligibility for participation in offerings.

The Purchase Plan will terminate on the earliest of the date the Purchase Plan is terminated by the Board or the Human Resources Committee, or the date when all shares of Class A Stock reserved under the Purchase Plan have been purchased.

U.S. Federal Income Tax Information. The following is a brief summary of the U.S. federal income tax consequences to participants in the Purchase Plan. This summary does not cover certain types of taxes, such as state and local income taxes or foreign income taxes. This summary is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax advice or guidance to participants in the Purchase Plan. Participants in the Purchase Plan are strongly urged to consult with their own tax advisors regarding the federal, state, local, foreign, and other tax consequences to them of participating in the Purchase Plan.

The 423 component of the Purchase Plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under those provisions as currently in effect, no income will be taxable to a participant until such participant sells or otherwise disposes of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant would generally be subject to tax in an amount that depends upon the holding period of the purchased shares. If the shares are sold or disposed of more than two years from the first day of the offering period and one year from the date of purchase, the participant would recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the participant’s purchase price or (2) the excess of the fair market value of the shares on the first day of the offering period over the participant’s purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above and later sold at a sale price that is less than the participant’s purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the participant’s purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the participant purchased the shares over the participant’s purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The non-423 component of the Purchase Plan does not qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, a participant will recognize ordinary income at the time the participant purchases the shares measured as the excess of the fair market value of the shares purchased over the participant’s purchase price and the Company will be entitled to a corresponding deduction. Any additional gain or loss on the subsequent sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to the Company’s compensation plans under which its equity securities may be issued, as of February 28, 2013. The equity compensation plans approved by security holders include the Company’s Long-Term Stock Incentive Plan, Incentive Stock Option Plan, 1989 Employee Stock Purchase Plan, and U.K. Sharesave Scheme.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	22,625,931	(1)	$19.48	(2)	29,337,894	(3)(4)(5)
Equity compensation plans not approved by security holders	—		—		—
Total	22,625,931		$19.48		29,337,894

(1)	Includes 1,640,350 shares of unvested performance share units and 721,503 shares of unvested restricted stock units under the Company’s Long-Term Stock Incentive Plan. The unvested performance share units represent the maximum number of shares to be awarded, or 200% of the target shares granted. The Company currently estimates that 200% of the target shares granted will be awarded based upon the current expectations regarding the achievement of specified performance targets.

(2)	Excludes unvested performance share units and unvested restricted stock units under the Company’s Long-Term Stock Incentive Plan that can be exercised for no consideration.

(3)	Includes 7,438,756 shares of Class A Stock under the Company’s Incentive Stock Option Plan. However, by the current terms of the Incentive Stock Option Plan, no additional grants of incentive stock options are permitted.

(4)	Includes 1,715,719 shares of Class A Stock under the Company’s U.K. Sharesave Scheme. However, by the current terms of the U.K. Sharesave Scheme, no additional offerings under the U.K. Sharesave Scheme are permitted.

(5)	Includes 2,022,824 shares of Class A Stock under the Company’s Employee Stock Purchase Plan remaining available for purchase, of which approximately 95,000 shares are subject to purchase during the current offering period.

Reasons for Approval

The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders to provide employees with the opportunity to become stockholders and/or to increase their stock ownership. The amendments effected by the amended and restated Purchase Plan will further enable the Company to provide such opportunities.

Vote Required

The adoption of Proposal 4 to approve the amendment and restatement to the Purchase Plan requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that stockholders approve the amendment and restatement of the Company’s 1989 Employee Stock Purchase Plan and, accordingly, recommends that you vote “FOR” Proposal 4. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in our Proxy Statement to be issued in connection with our 2014 Annual Meeting of Stockholders, such proposal must be received by us no later than February 17, 2014. Nominations for directors submitted by stockholders must also be received no later than February 17, 2014.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 which a stockholder intends to bring forth at our 2014 Annual Meeting of Stockholders will be untimely for purposes of Rule 14a-4 of the Securities Exchange Act of 1934 and our by-laws if it is received by us after February 17, 2014.

AVAILABLE INFORMATION; WEBSITE MATERIALS

We have furnished our financial statements to stockholders by including in this mailing our 2013 Form 10-K (excluding the exhibits thereto). We are also including in this mailing our 2013 Summary Annual Report to stockholders.

Our Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, policy regarding Communications from Stockholders or Other Interested Parties, Board of Directors’ Corporate Governance Guidelines, and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are available on our website at www.cbrands.com/investors/corporate-governance and are also available in print to any stockholder who requests them. Such requests should be directed to Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to our directors and executive officers under, our codes of ethics referred to above will be posted in this area of our website.

Throughout this Proxy Statement, we refer to materials that are available on our website. Such materials are not made a part of this Proxy Statement and are not incorporated by reference.

OTHER

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 7, 2013

Appendix 1

EXPLANATORY NOTE: The Constellation Brands, Inc. 1989 Employee Stock Purchase Plan is filed herewith pursuant to Instruction 3 of Item 10 of Schedule 14A and is not part of the Proxy Statement.

CONSTELLATION BRANDS, INC.

1989 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated July       , 2013)

1.          Purpose of the Plan.        The Plan is adopted to provide Employees who wish to become stockholders of the Company and/or to increase their share ownership with a convenient method of doing so through accumulated payroll deductions. The Company’s management and Board of Directors believe that Employee participation in the ownership of the business is to the mutual benefit of the Employees and the Company. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2.          Certain Definitions.

2.1        “Account” means the funds accumulated as a bookkeeping matter with respect to an eligible Employee as a result of deductions from such Employee’s Compensation for the purpose of purchasing stock under the Plan.

2.2        “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company; and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

2.3        “Board” means the Board of Directors of the Company.

2.4        “Change in Control” means a change in control as defined under Section 20.

2.5        “Code” means the Internal Revenue Code of 1986, as amended.

2.6         “Committee” means the Human Resources Committee of the Board as it may be constituted from time to time or such other committee designated by the Board.

2.7        “Common Stock” means the Company’s Class A Common Stock, $.01 par value per share.

2.8        “Company” means Constellation Brands, Inc.

2.9        “Compensation” means total cash compensation, excluding overtime, bonuses or special pay (or as otherwise defined by the Committee) as of the Enrollment Date.

2.10        “Designated Affiliate” means any Affiliate which has been designated by the Committee from time to time in its sole discretion as an Affiliate whose Employees are eligible to participate in the Non-423 Component of the Plan.

2.11        “Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as a Subsidiary whose Employees are eligible to participate in the 423 Component of the Plan.

2.12        “ESPP Agent” means the Company, the duly-authorized transfer agent of the Company, or a financial services firm, stock plan administrator, brokerage firm or other outside entity which is not a brokerage firm selected by the Company to act as administrative agent of the Plan.

2.13        “Effective Date” means shall mean the date the amended and restated Plan becomes effective in accordance with Section 23.

2.14        “Employee” means (i) any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary or (ii) any individual who is treated as an active employee in the records of the Company or any Designated Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Designated Subsidiary or Designated Affiliate, any governmental agency, or any court; provided, however, in all cases, only as of the first day of the month following the start of service as an active employee of the Company, Designated Subsidiary, or Designated Affiliate. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for a particular Offering and for all options to be granted on such Enrollment Date under such Offering, determine that the definition of Employee will or will not include (i) Employees who have been employed less than 2 years; (ii) Employees who customarily work not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion, subject to the requirements of Code Section 423, if applicable); and (iii) “highly compensated employees” (within the mean of Code Section 414(q)), provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Employees for that Offering. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Enrollment Date and through a date that is no more than three (3) months prior to the Exercise Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Committee shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

2.15        “Enrollment Date” means the first day of each Offering Period.

2.16        “Exercise Date” means the last day of each Offering Period or date determined by the Committee within an Offering Period in the case of an option that becomes partially exercisable over a number of dates during an Offering Period.

2.17        “Fair Market Value” means, as of any date, the closing price of the Common Stock on the New York Stock Exchange or other national securities exchange on which the Common Stock is listed or admitted to trading as reported on in the Wall Street Journal, Eastern Edition or such other national reference service as the Committee may select. If such exchange is closed and/or no shares of Common Stock are traded on such exchange on the referenced date, the Fair Market Value shall be the closing price of the Common Stock the closing date for the first preceding date on which such exchange is open and shares are traded.

2.18        “Offering Period” or “Offering” means the period or periods beginning with the date an option is granted under the Plan and ending with the date (not more than 27 months after such grant) determined by the Committee. During the term of the Plan there may be a series of Offering Periods (which periods may be consecutive or concurrent) and an Offering Period may have a number of Exercise Dates within an Offering Period in the case of options that become partially exercisable over a number of dates, provided that the final Offering Period will end prior to the termination of the Plan.

2.19        “Plan” means the Constellation Brands, Inc. 1989 Employee Stock Purchase Plan, as amended and restated, and as may be further amended from time to time, including both the 423 Component and the Non-423 Component.

2.20        “Purchase Price” means a per-share amount to be paid by an Employee to purchase a share of Common Stock on the Exercise Date. Such Purchase Price shall be established by the Committee in advance of the Offering Period(s) to which it is to apply and provided that the Purchase Price for each Offering shall be: (i) an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; or (ii) an amount that is greater than (i) as determined by the Committee. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 3, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

2.21        “Retirement” shall mean the termination of employment of an Employee who is at least 60 years of age and has at least 10 years of service with the Company, a Designated Subsidiary (at a time when it was a Subsidiary), a Designated Affiliate (at a time when it was an Affiliate) or combination of the foregoing (including, if the Committee so determines, service with entities acquired by the Company). For an individual who becomes employed by such an entity in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business unless the Committee determines otherwise.

2.22        “Subsidiary” shall mean any corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time the option is granted, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.          Administration.

3.1        The Plan will be administered by the Committee. The Committee will have the full discretionary authority and final power to determine all issues relating to the Plan, including, without limitation, the authority to:

(a)        construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Employee’s enrollment agreement or other instrument or agreement relating to the Plan;

(b)        determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates;

(c)        determine the terms and conditions of any option to purchase Common Stock under the Plan;

(d)        establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(e)        amend an outstanding option or grant a replacement option for an option previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such option to the Company or the Employee differ from those consequences that were expected to occur on the date the option was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit options to be granted that have more favorable tax consequences other than initially anticipated;

(i)        delegate its authority under the Plan to one or more persons;

(j)        make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan;

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Common Stock issuances, which may vary according to local requirements. The Committee may assign any of its administrative tasks set forth in this paragraph to one or more persons, including the designation of a Designated Affiliate or Designated Subsidiary under the Plan, unless constrained by applicable law. However, the Committee may not delegate its authority to determine whether adjustments are required pursuant to Section 18. Any decision or action taken by the Committee shall be conclusive and binding on all parties.

3.2.        Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase Common Stock granted under the Plan made by the Committee or its delegate in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Designated Affiliate, Employees, or any beneficiary of such person, as applicable.

3.3        Expenses associated with administering the Plan (including but not limited to expenses incurred in purchasing and selling shares and expenses of the ESPP Agent) shall be borne by Employees or the Company as the Committee deems appropriate.

3.4        To the extent allowable pursuant to applicable law, each member of the Board, the Committee or any employee of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.          Shares Subject to the Plan.

4.1        The number of shares which may be issued pursuant to the terms of the Plan is 9,000,000 shares of Common Stock (subject to adjustment as provided in Section 18). If any option granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such option will again become available for issuance under the Plan. The limitation set forth in this section may be used to satisfy purchases of Common Stock under either the 423 Component or the Non-423 Component.

4.2        The Common Stock subject to the Plan may be authorized and unissued shares of Common Stock, previously issued shares of Common Stock acquired by the Company and held as treasury shares or shares purchased on the open market. If the total number of shares of Common Stock for which options are to be granted on any date exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which options have been exercised or are then outstanding), the Committee will make a pro rata allocation of the shares of Common Stock remaining available in as nearly a uniform manner as is practicable and equitable. In such event, the payroll deductions to be made will be reduced accordingly.

5.          Eligibility.

5.1        Any Employee who is employed by the Company, a Designated Subsidiary or Designated Affiliate on a given Enrollment Date will be eligible to participate in the Plan for that Offering Period.

5.2        Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option under the 423 Component of the Plan (a) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (b) to the extent such option, together with any other options granted under any employee stock purchase plan of the Company or its Subsidiaries, results in such Employee having the right to purchase in a calendar year stock having a Fair Market Value (determined based on the Fair Market Value of the shares of Common Stock at the time such option is granted) that exceeds the number of shares of Common Stock the Employee is permitted to purchase under Section 423(b)(8) of the Code.

6.          Grant of Options. The Committee will determine when to grant options to purchase Common Stock of the Company under the Plan to eligible Employees to commence an Offering Period and any special terms or conditions that may apply to the Offering Period or options, provided that all Employees granted options under the 423 Component of the Plan for an Offering Period shall have the same rights and privileges to the extent required by Code Section 423(b)(5). Unless otherwise determined by the Committee, the options will be granted on each Enrollment Date on the terms and conditions and to the participating Employees as set forth in this Plan.

7.          Participation.

7.1        An eligible Employee may become a participant in an Offering Period under the Plan by completing an enrollment agreement authorizing payroll deductions in form and substance satisfactory to the Committee and filing the enrollment agreement with the Company or, if so designated by the Committee, with the ESPP Agent. Unless otherwise permitted by the Committee, such forms shall be filed with the Company or the ESPP Agent by the applicable Enrollment Date.

7.2        Payroll deductions for an Employee will commence on the first payday on or after the Enrollment Date and will continue through the Offering Period unless the Employee withdraws as provided in Section 12 or unless the Plan is terminated as provided in Section 17. Payroll deductions generally may not be retroactive. However, if during the thirty (30) day period immediately preceding the Enrollment Date of an Offering, the Company engages in a transaction which has the effect of increasing the number of Employees eligible to participate in that Offering, and the Company deems it necessary to allow Employees to submit payroll deduction authorization forms after the Enrollment Date of that Offering, retroactive payroll deductions may be made to reflect any elections to participate in the Offering which occur after the Enrollment Date, subject to applicable law and the requirements of the Plan.

8.          Payroll Deductions.

8.1        An Employee will elect in the enrollment agreement to have payroll deductions made on each payday during the Offering Period (beginning on or after the Enrollment Date) in an amount that does not exceed 10% (or such lesser percentage as the Committee may determine) of the Compensation which the Employee receives on each such payday. The deductions of an Employee shall not be less than Two Dollars ($2.00) per week or Four Dollars ($4.00) every two weeks, depending on the Employee’s pay cycle, or such other minimum amounts as shall be established by the Committee.

8.2        All payroll deductions made for an Employee shall be credited to his or her Account. All payroll deductions or contributions received or held by the Company under the Plan shall be accounted for separately as a bookkeeping matter but may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions except as may be required by applicable local law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, shall apply to all Employees in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until shares of Common Stock are issued, Employees shall only have the rights of an unsecured creditor, although Employees in specified Offerings may have additional rights where required under local law, as determined by the Committee. No interest will be paid or accrued on any funds in the Accounts of participating Employees unless required under local law.

8.3        An Employee may discontinue such Employee’s participation in the Plan as provided in Section 12. An Employee’s enrollment agreement shall be effective for successive Offering Periods unless the Employee withdraws as provided in Section 12. To increase or decrease the amount of payroll deductions (within the limitations of the Plan), with respect to a succeeding Offering Period, an Employee must complete and file with the Company prior to the Enrollment Date for such Offering Period, a new enrollment agreement authorizing a change in payroll deduction amount. Such change in the amount of payroll deduction shall be effective at the beginning of the next Offering Period following the Company’s receipt of the new enrollment agreement.

8.4        To the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.2 of the Plan, an Employee’s payroll deductions will be decreased and/or refunded by the Company at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) if the aggregate of all such Employee’s payroll deductions which were previously used to purchase Common Stock under the Plan (and any other employee stock purchase plans of the Company) in a prior Offering Period which ended during the current calendar year plus all payroll deductions accumulated with respect to the Current Offering Period exceeds the applicable limits of Code Section 423(b)(8). Payroll deductions shall recommence at the rate provided in such Employee’s enrollment agreement at the beginning of the first Offering Period which is scheduled to end in a subsequent calendar year, unless the Employee withdraws as provided in Section 12 or the Plan is terminated as provided in Section 17.

8.5        On the Exercise Date, or at the time some or all of the Common Stock issued under the Plan is disposed of by the Employee, the Employee must make adequate provision for the Company’s or its Subsidiary’s or Affiliate’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Employee to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Employee as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but shall not be obligated to, withhold from the Employee’s compensation the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or its Subsidiary or Affiliate, as applicable, (i) may withhold from the proceeds of the sale of Common Stock, (ii) may withhold a sufficient whole number of Common Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations, or (iii) may withhold by any other means set forth in the applicable Employee enrollment agreement. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary or Affiliate shall withhold taxes at the applicable statutory minimum withholding rates.

9.          Exercise of the Option on the Exercise Date. Each Employee who continues to be an Employee in an Offering on the Exercise Date will be deemed to have exercised his or her option on such date and to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions or contributions on such date will pay for at the Purchase Price; provided, that the number of shares of Common Stock that an Employee can purchase in any single Offering Period cannot exceed 25,000 shares (subject to adjustment as provided in Section 18, and provided further that such purchase shall be subject to the limitations set forth in Sections 4 and 5.2) or such other maximum number established by the Committee. Any balance in the Employee’s Account (i.e., amounts not sufficient to purchase a full share of Common Stock) shall remain in the Account and be applied to the next Offering Period or Exercise Date (in the case of Offering Periods with multiple Exercise Dates) unless such balance is withdrawn pursuant to Section 12 or the Company decides to refund such balance pursuant to Section 13.

10.          Employee’s Rights as a Stockholder. Until the Common Stock is issued (as evidenced by the appropriate entry on the books of the ESPP Agent), an Employee shall only have the rights of an unsecured creditor with respect to such Common Stock, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Common Stock.

11.          Evidence of Stock Ownership.

11.1        By enrolling in the Plan, each Employee shall be deemed to have authorized the establishment of an account on his or her behalf at the ESPP Agent. Promptly following each Exercise Date, the number of shares of Common Stock purchased by each Employee shall be deposited or credited to an account established in the Employee’s name at the ESPP Agent in a form determined by the Committee. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Employee certificates evidencing shares of Common Stock issued in connection with any purchase under the Plan, and instead such shares of Common Stock shall be recorded in the books of the ESPP Agent.

11.2        To the extent permitted by the ESPP Agent and the Committee, the Employee may direct, by written notice to the ESPP Agent at the time of the Employee’s enrollment in the Plan, that the account with the ESPP Agent be established in the names of the Employee and other person designated by the Employee, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

11.3        An Employee may undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares of Common Stock in the account established with the ESPP Agent at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Common Stock, the Committee may require that the shares remain in the Employee’s account at the ESPP Agent until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Employee may move those shares to another brokerage account of the Employee’s choosing or request that they otherwise be delivered to him or her; provided, however, that the Committee may deny such request in its sole discretion.

12.          Withdrawal.

12.1        An Employee may withdraw from an Offering in whole but not in part, at any time prior to the next Exercise Date by delivering a withdrawal notice to the Company in a form and manner prescribed by the Committee from time to time, or, if so directed by the Company, to the ESPP Agent, except that no withdrawals shall be permitted for the ten (10) day period immediately preceding each Exercise Date, or as may be specified by the Committe in its discretion. All of the Employee’s payroll deductions or contributions credited to his or her Account shall, at the discretion of the Committee, (i) be retained in Employee’s Account and used to purchase Common Stock at the next Exercise Date, or (ii) be paid to such Employee as soon as reasonably practicable after receipt of notice of withdrawal and such Employee’s option for the Offering Period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of Common Stock shall be made for such Offering Period. A withdrawal from an Offering will effect a withdrawal from any subsequent Offering unless the Employee re-enters the Plan as provided in Section 12.2.

12.2        To re-enter the Plan, an Employee who has previously withdrawn must file a new enrollment agreement in accordance with Section 7.1. The Employee’s re-entry into the Plan will not become effective until the next Offering following the filing of the new enrollment agreement.

13.        Carryover of Enrollment. At the termination of each Offering, the Employee will automatically be re-enrolled in the next Offering, and the balance in the Employee’s Account will be used for option exercises in the new Offering (unless the Employee has withdrawn from the Offering) unless the Company decides to refund such amount. Upon termination of the Plan, the balance of each Employee’s Account will be refunded to such Employee.

14.        No Employment Rights. Neither the Plan nor any option granted hereunder will confer upon the Employee any right with respect to continuance of employment by the Company or any Subsidiary or Affiliate nor shall the Plan or any option granted hereunder interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of the Employee at any time, with or without cause consistent with applicable law.

15.        Rights Not Transferable. An Employee may not sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee’s Account or any option (including any rights thereunder) under the Plan other than by will or the laws of descent and distribution, and such rights and interests shall not be subject to the debts, contracts or liabilities of the Employee. During an Employee’s lifetime, only the Employee may exercise an option under the Plan.

16.        Termination of Employment. Except as provided under Section 2.14 above or as otherwise determined by the Committee in accordance with applicable law (including but not limited to Code Section 423), upon termination of employment for any reason from the Company or Designated Subsidiary or Designated Affiliate, excluding Retirement, any outstanding option shall be canceled and the balance in the Account of a participating Employee will be paid to the Employee or his or her estate. In the event that the Retirement of an Employee participating in an Offering occurs prior to the Exercise Date applicable to that Offering, no further payroll deductions will be taken from any Compensation due and owing to such Employee at such time. If such Retirement occurs within three months of the Exercise Date, such Employee may request in writing at any time prior to the Exercise Date that the Employee’s Account be applied as of the Exercise Date for the purchase of Common Stock in the manner set forth in Section 9 as if such Retirement had not occurred; provided, however, that the Committee may deny such request in sole discretion. If no such election is made, the Employee’s Account will be refunded in cash, without interest. If an Employee’s Retirement occurs before three months prior to the Exercise Date, all outstanding options shall be canceled, future participation in the Offering shall cease and the Employee’s Account shall be refunded to the Employee.

17.        Amendment or Discontinuance of the Plan. To the extent permitted by law, the Board or Committee may at any time and from time to time make such changes in the Plan and additions to it as it deems advisable (including terminating the Plan); provided, however, that except as provided in Sections 18 and 4.2 hereof, and except with respect to changes or additions in order to make the 423 Component comply with Section 423 of the Code, the Board or Committee may not make any changes or additions which would adversely affect subscription rights previously granted under the Plan and may not, without the approval of the stockholders of the Company, make any changes or additions which would (a) increase the aggregate number of shares of Common Stock subject to the Plan or which may be subscribed to by an employee, (b) decrease the minimum purchase price for a share of Common Stock, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

18.        Changes in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the Common Stock by reason of a dividend payable in Common Stock, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase capital stock at a price substantially below Fair Market Value, or of any similar change affecting the Common Stock, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding subscription rights, the maximum number of shares a participant may purchase during an Offering Period and the purchase price per share (in the case of shares subject to outstanding subscription rights).

19.          Notices. All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, including the ESPP Agent, designated by the Company for the receipt thereof.

20.          Change in Control.

20.1        Notwithstanding other provisions of the Plan, in the event of a “Change in Control” of the Company (as defined in Section 20.2 below), all of the options of a participating Employee shall become immediately exercisable at an exercise price that is the lesser of 85% of the Fair Market Value of the Common Stock on the Enrollment Date or the date of the Change in Control, unless directed otherwise by a resolution of the Board or the Committee adopted prior to and specifically relating to the occurrence of such Change in Control.

20.2        For purposes of this Section 20, “Change in Control” means:

(a)          there shall be consummated:

(i)        any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly-owned subsidiary of the Company or a parent of the Company immediately before the consolidation or merger; or

(ii)        any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(b)          the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(c)          any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any of the Permitted Holders shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the voting control of the Company’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 35% beneficial owner of voting control; or

(d)          individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Company’s Board of Directors (for this purpose “Incumbent Board” means at any time those persons who are then members of the Board of Directors of the Company and who either (i) are members of the Company’s Board of Directors on the date hereof, or (ii) have been elected, or have been nominated for election by the Company’s stockholders, by the affirmative vote of at least two-thirds of the directors comprising the Incumbent Board at the time of such election or nomination (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination)).

20.3        For purposes of this Section 20, “Permitted Holders” means, unless the Committee determines otherwise, (a) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses, her siblings, the descendants of her siblings (whether by blood or adoption), Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or the estate of any of the foregoing individuals, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the individuals and foundation described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the individuals described in clause (a) or the estate of any such individuals, The Sands Family Foundation, Inc., a trust referred to in the foregoing clause (b), or an entity that satisfies the conditions of this clause (c).

21.          Conditions Upon Issuance of Stock.

21.1        Common Stock shall not be issued with respect to a option unless the purchase of Common Stock pursuant to such option and the issuance and delivery of such Common Stock comply with all applicable law. This may include, without limitation U.S. and non-U.S. and state and local rules and regulations promulgated under U.S. securities laws, and the requirements of any stock exchange upon which the Common Stock may then be listed. Common Stock issuance is subject to the approval of counsel for the Company with respect to such compliance. In the event that any payroll deductions or contributions cannot be used to purchase shares due to noncompliance with applicable rules and regulations, such payroll deductions or contributions shall be promptly refunded to the relevant Employee or beneficiary, as applicable.

21.2        As a condition to the purchase of Common Stock pursuant to a purchase right, the Company may require the person on whose behalf Common Stock is purchased to represent and warrant at the time of any such purchase that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in Section 21.1 above.

22.          Common Stock Issuance. All Common Stock delivered under the Plan pursuant to the exercise of a option to purchase Common Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Stock or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.

23.          Stockholder Approval. The Plan, as amended and restated, will become effective upon approval by the Company stockholders. If the Company stockholders do not approve the amended and restated Plan, any amounts deducted from participating Employees will be administered based upon the terms of the Plan immediately prior to the amendment and restatement presented to the Company stockholders for approval.

24.          Code Section 409A; Tax Qualification.

24.1        Options granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 24.2, purchase rights granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such purchase rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Common Stock subject to an option be delivered within the short-term deferral period. Subject to Section 24.2, in the case of a participating Employee who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that an option or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a participating Employee or any other party if the option that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

24.2        Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 24.1. The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

25.          Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

26.          Termination of the Plan. This Plan shall terminate at the earliest of the following: (a) the date the Committee or the Board acts to terminate the Plan in accordance with Section 17 above; or (b) the date when all shares of Common Stock reserved under the Plan have been purchased.

27.          Limitations on Sale of Common Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his or her own affairs. An Employee, therefore, may sell stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal or state securities laws and satisfaction of applicable withholding taxes and subject to any limitations set forth in the Plan. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE VALUE OF THE STOCK.

28.          New York Law. The provisions of the Plan shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

[Remainder of page left blank intentionally. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan document to be executed by its duly authorized officer as of this         day of July, 2013.

CONSTELLATION BRANDS, INC.

By:

Title:

Date of Stockholder Approval: July       , 2013

Constellation Brands, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on July 23, 2013.

Vote by Internet

• Go to www.investorvote.com

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Toll charges may apply to calls from other locations.)

• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

1. Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement. CLASS A STOCKHOLDERS are entitled to vote for the following nominees:

01—Jerry Fowden

05—James A. Locke III

09—Paul L. Smith

Mark here to vote FOR all nominees

02—Barry A. Fromberg

06—Richard Sands

10—Keith E. Wandell

Mark here to WITHHOLD vote from all nominees

03—Robert L. Hanson

07—Robert Sands

11—Mark Zupan

04—Jeananne K. Hauswald

08—Judy A. Schmeling

For All EXCEPT—To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014.

4. Proposal to approve the amendment and restatement of the Company’s 1989 Employee Stock Purchase Plan.

For Against Abstain

3. Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your names(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX

01NASE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 24, 2013: The Company’s Proxy Statement and Annual Report to stockholders, consisting of the Company’s 2013 Summary Annual Report and Annual Report on Form 10-K, are available at: www.cbrands.com/investors

If you have any questions regarding how to attend the Annual Meeting of Stockholders and vote in person, please contact Investor Relations at 888.922.2150.

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — Constellation Brands, Inc.

PROXY FOR CLASS A COMMON STOCK CONSTELLATION BRANDS, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS — JULY 24, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 24, 2013, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect eight (8) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class A Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

(Continued on the other side.)

Constellation Brands, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on July 23, 2013.

Vote by Internet

• Go to www.investorvote.com

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Toll charges may apply to calls from other locations.)

• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

1. Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement. + CLASS B STOCKHOLDERS are entitled to vote for the following nominees:

01—Jerry Fowden

04—Richard Sands

07—Keith E. Wandell

02—Robert L. Hanson

05—Robert Sands

08—Mark Zupan

03—James A. Locke III

06—Judy A. Schmeling

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT—To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014.

4. Proposal to approve the amendment and restatement of the Company’s 1989 Employee Stock Purchase Plan.

For Against Abstain

3. Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your names(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX

01NAUE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 24, 2013: The Company’s Proxy Statement and Annual Report to stockholders, consisting of the Company’s 2013 Summary Annual Report and Annual Report on Form 10-K, are available at: www.cbrands.com/investors

If you have any questions regarding how to attend the Annual Meeting of Stockholders and vote in person, please contact Investor Relations at 888.922.2150.

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — Constellation Brands, Inc.

PROXY FOR CLASS B COMMON STOCK CONSTELLATION BRANDS, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS — JULY 24, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 24, 2013, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect eight (8) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class B Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

(Continued on the other side.)